                                                                     EXHIBIT 4.3







                        EMPLOYEE STOCK OWNERSHIP PLAN OF
                     TELECOMUNICACIONES DE PUERTO RICO, INC.

                           (Effective January 1, 2000)


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                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----

PREAMBLE...........................................................................1

ARTICLE I -- DEFINITIONS AND CONSTRUCTION..........................................2
Section 1.01 Meaning of Defined Terms..............................................2
Section 1.02 Construction of Plan Provisions.......................................8

ARTICLE II -- PARTICIPATION........................................................9
Section 2.01 Commencement of Participation.........................................9
Section 2.02 Termination of Participation..........................................9

ARTICLE III -- SERVICE............................................................10
Section 3.01 Applicability of Service Crediting Provisions........................10
Section 3.02 Service Crediting....................................................10
Section 3.03 Qualified Military Leave.............................................12

ARTICLE IV -- CONTRIBUTIONS.......................................................13
Section 4.01 Initial Employer Contribution........................................13
Section 4.02 Employee Contributions...............................................13
Section 4.03 Matching Contributions...............................................14
Section 4.04 Overall Limit on Contributions.......................................15
Section 4.05 Limits on Employee Contributions.....................................16
Section 4.06 Limits on Matching Contributions.....................................20
Section 4.07 Contributions Contingent Upon Deductibility..........................21
Section 4.08 Imposition of Limitations............................................21

ARTICLE V -- VESTING AND FORFEITURES..............................................22
Section 5.01 Vested Interest......................................................22
Section 5.02 Forfeitures..........................................................22

ARTICLE VI -- ACCOUNTS AND INVESTMENTS............................................24
Section 6.01 Accounts.............................................................24
Section 6.02 Investments..........................................................24

ARTICLE VII -- DISTRIBUTIONS......................................................27
Section 7.01 Benefits on Termination of Employment................................27
Section 7.02 Death Benefits.......................................................28
Section 7.03 Put Option...........................................................28
Section 7.04 Diversification Withdrawals..........................................29
Section 7.05 Direct Rollover......................................................30

ARTICLE VIII - PARTICIPANT LOANS..................................................31
Section 8.01 Loan Amount, Term, and Interest Rate.................................31
Section 8.02 Security for Loans...................................................33
Section 8.03 Repayment............................................................33

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
Section 8.04 Loan Fees............................................................34
Section 8.05 Limitations on Loans.................................................34

ARTICLE IX -- EXEMPT LOANS........................................................35
Section 9.01 Exempt Loan Provisions...............................................35
Section 9.02 Payment of Dividends.................................................39

ARTICLE X -- ADMINISTRATION.......................................................40
Section 10.01 The Committee.......................................................40
Section 10.02 Delegation of Authority and Advisors................................41
Section 10.03 Expenses............................................................41
Section 10.04 Communication By Committee..........................................41
Section 10.05 Reports of the Committee............................................41
Section 10.06 Reliance and Indemnification of the Committee.......................41
Section 10.07 Required Information................................................42
Section 10.08 Qualified Domestic Relations Orders.................................42
Section 10.09 Multiple Functions..................................................42

ARTICLE XI -- CLAIMS REVIEW.......................................................43
Section 11.01 Claims for Benefits.................................................43
Section 11.02 Appeals Procedure...................................................43

ARTICLE XII -- THE TRUST FUND.....................................................44
Section 12.01 Agreement and Declaration of Trust..................................44
Section 12.02 Trustee.............................................................44
Section 12.03 Authority of Trustee................................................44
Section 12.04 Trustee Accounts....................................................44
Section 12.05 Disbursement of Assets..............................................44
Section 12.06 Return of Contributions.............................................44
Section 12.07 Authority of Trustee Generally......................................45

ARTICLE XIII -- AMENDMENT AND TERMINATION.........................................46
Section 13.01 Amendment...........................................................46
Section 13.02 Termination or Partial Termination..................................46
Section 13.03 Mergers, Consolidations, and Transfers into and out of the Plan.....46
Section 13.04 Design Decisions....................................................47

ARTICLE XIV -- MISCELLANEOUS......................................................48
Section 14.01 Incapacity of Participant...........................................48
Section 14.02 Nonalienation of Benefits...........................................48
Section 14.03 Voting and Tendering of Company Securities..........................48
Section 14.04 Employment Rights...................................................49
Section 14.05 Limitation of Employer Liability....................................50
Section 14.06 Top-Heavy Requirements..............................................50
Section 14.07 Withholding Taxes...................................................51
Section 14.08 English as Official Language........................................51
Section 14.09 Governing Law.......................................................52

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






                                    PREAMBLE

                This plan shall be known as the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. It is the intention of the Company:

        1. That the Plan shall be both a stock bonus plan and an employee stock ownership plan that is qualified under sections 1165(a) and 1165(h) of the PR Code and sections 401(a) and 4975(e)(7) of the US Code;

        2. That the Plan shall be an employee stock ownership plan as described in section 407(d)(6) of ERISA; and

        3. That the Trust Fund shall be tax-exempt under section 1165(a) of the PR Code and section 501(a) of the US Code.

                The object of the Plan is to provide eligible employees of the Employer with an ownership interest in the Company. The Plan is designed to invest primarily in qualifying employer securities of the Company.

                The Plan was initially effective March 2, 1999. The Plan has been amended and restated as set forth herein, effective as of January 1, 2000, except as otherwise provided herein, to incorporate a cash or deferred arrangement that is qualified under section 1165(e) of the PR Code and section 401(k) of the US Code, to modify the Plan's vesting and distribution provisions, to incorporate a plan loan feature, and to make certain other changes.

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

        SECTION 1.01 MEANING OF DEFINED TERMS. The following capitalized words and phrases, as used herein, shall have the following meanings unless a different meaning is plainly required by the context:

        "ACCOUNT" shall mean a Participant's Additional Employer Contribution Account, Employee Contribution Account, Initial Employer Contribution Account, Matching Contribution Account, or all of them, as the context requires.

        "ADDITIONAL EMPLOYER CONTRIBUTION" shall mean any contribution so designated and made pursuant to the terms of the Plan as in effect before January 1, 2000.

        "ADDITIONAL EMPLOYER CONTRIBUTION ACCOUNT" shall mean a Participant's interest in Additional Employer Contributions and any earnings thereon.

        "AFFILIATE" shall mean

                (a) a member of a controlled group of corporations of which the Company is a member, as determined under section 414(b) of the US Code,

                (b) an unincorporated trade or business that is under common control with the Company, as determined under section 414(c) of the US Code,

                (c) a member of any affiliated service group that includes the Company, as determined under section 414(m) of the US Code,

                (d) except to the extent otherwise provided in United States Treasury Regulations, a leasing organization with respect to the periods of service performed by an individual who is a leased employee, within the meaning of section 414(n) of the US Code, of the Company or its Affiliates (determined without regard to this paragraph (d)), and

                (e) any entity that is required to be aggregated with the Company pursuant to section 414(o) of the US Code;

provided that an entity described in this definition of Affiliate shall not be considered an Affiliate during the period preceding the date on which it became an Affiliate within the meaning of this definition.

        "ARTICLE" shall mean an article of the Plan.

        "BENEFICIARY" shall mean the persons (including a trust or estate) entitled to receive any benefit payable hereunder by reason of the death of a Participant, as provided in Section 7.02.

        "BENEFIT COMMENCEMENT DATE" shall mean the date on which a benefit under the Plan is scheduled to commence or to be paid.

        "BOARD" shall mean the Board of Directors of the Company.

        "COMMITTEE" shall mean the committee established pursuant to Section 10.01.

        "COMPANY" shall mean Telecomunicaciones de Puerto Rico, Inc., a Puerto Rico corporation, or any successor corporation by merger, purchase, consolidation or otherwise.

        "COMPANY STOCK" shall mean shares of the common stock of the Company.

        "COMPANY STOCK FUND" shall mean the Company Stock Fund described in
Section 6.02(a)(i).

        "COMPENSATION" shall mean the annual wages paid to a Participant by the Employer for personal services rendered to the Employer, as reported on Puerto Rico Treasury Department Form 499R-2/W-2PR, but excluding payments (such as separation payments) not attributable to personal services actually rendered in the course of the Participant's employment with the Employer. A Participant's Compensation for any Plan Year shall not be taken into account to the extent it exceeds $160,000 (as adjusted pursuant to section 401(a)(17)(B) of the US Code).

        "COMPUTATION PERIOD" shall mean the Plan Year, provided that the Computation Period shall initially be the 12-consecutive-month period beginning on an Employee's Employment Commencement Date, and thereafter shall be the Plan Year (beginning with the Plan Year that includes the first anniversary of his Employment Commencement Date).

        "EFFECTIVE DATE" shall mean March 2, 1999.

        "ELIGIBLE EMPLOYEE" shall mean an Employee, except that an individual described by any of the following paragraphs shall not be an Eligible Employee:

                (a) an Employee who is represented by a union unless and to the extent the union and the Company or one of its Affiliates have entered into a collective bargaining or other agreement that provides that the Employee shall participate in the Plan, provided that any such agreement executed after the Effective Date may provide that a covered Employee's participation shall be retroactively effective as of the Effective Date;

                (b) an Employee who is not actively employed, provided that an Employee who is on layoff with recall rights, receiving worker's compensation payments, on a paid leave of absence during a period of short-term disability, on a leave of absence approved by the Company with the right to return to active employment, or on a leave of absence covered under the Family and Medical Leave Act of 1993 shall be deemed to be an Eligible Employee while not actively employed if the Employee returns to active employment with the Employer immediately upon becoming eligible to do so and in any event before the expiration of 180 days following the Effective Date;

                (c) an individual who is employed pursuant to an agreement that provides that the individual shall not be eligible to participate in the Plan;

                (d) an Employee who is an Employee by reason of being treated as a "leased employee" pursuant to section 414(n) or (o) of the US Code;

                (e) an Employee who is not a resident of the United States or Puerto Rico and who has no earned income sourced to the United States or Puerto Rico;

                (f) an Employee whose basic compensation for services on behalf of the Employer is not paid directly by the Employer; or

                (g) an Employee who is not initially classified as an employee by the Company or one of its Affiliates, regardless of any subsequent reclassification as a "common-law" employee by the Company, one of its Affiliates, any governmental agency, or court.

        "EMPLOYEE" shall mean any individual who performs services for the Employer in an employer-employee relationship and any "leased employee" within the meaning of section 414(n) of the US Code (other than a leased employee with respect to whom the safe harbor requirement of US Code section 414(n)(5) is satisfied).

        "EMPLOYEE CONTRIBUTION" shall mean forgone Compensation that is contributed to the Plan pursuant to Section 4.02.

        "EMPLOYEE CONTRIBUTION ACCOUNT" shall mean a Participant's interest in his Employee Contributions, if any, and any earnings thereon.

        "EMPLOYER" shall mean the Company and any Affiliate that has adopted the Plan with the consent of the Company.

        "EMPLOYMENT COMMENCEMENT DATE" shall mean the Effective Date or, if later, the date on which an Employee first performs services for the Employer as an Employee.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. A reference to a particular section of ERISA shall include a reference to any regulations issued under that section.

        "EXEMPT LOAN" shall mean a loan or other extension of credit to the Plan from an individual or entity (including an individual or entity that is a "party in interest" within the meaning of section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the US Code), provided that the proceeds of such extension of credit are used by the Trustee to finance the purchase of Company Stock or to repay another Exempt Loan in accordance with
Section 9.01(c).

        "EXEMPT LOAN SHARES FUND" shall mean any portion of the Company Stock Fund that includes Company Stock purchased with an Exempt Loan and any earnings thereon and the uninvested proceeds of an Exempt Loan, if any. The Exempt Loan Shares Fund may include assets that are allocated to Participants' Matching Contribution Accounts, Employee Contribution Accounts, and Additional Employer Contribution Accounts, and assets that are held unallocated in a Suspense Account.

        "FINANCED SHARES" shall mean Company Stock purchased with the proceeds of an Exempt Loan and held in a Suspense Account. The term shall not include Company Stock that has been released from a Suspense Account and allocated to the Matching Contribution Accounts or Employee Contribution Accounts of Participants in accordance with Section 9.01(d) or Company Stock that has been released from a Suspense Account and allocated to the Additional Employer Contribution Accounts of Participants in accordance with the terms of the Plan as in effect before January 1, 2000.

        "HOUR OF SERVICE" shall mean, with respect to the eligibility of temporary and seasonal Employees to participate in the Plan:

                (a) Each hour for which an Employee is paid, or entitled to payment, by the Company or the Affiliates for the performance of duties for the Company or the Affiliates;

                (b) Each hour for which an Employee is paid, or entitled to payment, by the Company or the Affiliates on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; provided that

                        (i) no more than 501 Hours of Service are required to be credited under this paragraph (b), to an Employee on account of any single continuous period during which the Employee performs no duties for the Company or the Affiliates (whether or not such period occurs in a single Computation Period);

                        (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation or disability insurance laws; and

                        (iii) hours are not required to be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or the Affiliates, provided that the same Hour of Service shall not be credited both under paragraph (a), above, or paragraph (b), above, as the case may be, and also under this paragraph (c);

The determination of Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to the appropriate Computation Period shall be effected by the Committee on a basis consistent with United States Labor Regulation Section 2530.200b-2(b) and (c), as amended from time to time, and any successor regulations. In addition to credit for Hours of Service as described above, an employee shall receive Hours of Service for any period of family, medical, or military leave required to be credited by law.

        "INITIAL EMPLOYER CONTRIBUTION" shall mean the contribution to the Plan made pursuant to Section 4.01.

        "INITIAL EMPLOYER CONTRIBUTION ACCOUNT" shall mean a Participant's interest in the Initial Employer Contribution and any earnings thereon.

        "MATCHING CONTRIBUTION" shall mean an amount allocated to a Participant's Account pursuant to Section 4.03.

                A "BASIC MATCHING CONTRIBUTION" for a Plan Year shall be made in accordance with Section 4.03(a)(i) in an amount equal in value to 30% of each Participant's Employee Contributions for the Plan Year, to the extent that such Employee Contributions, in the aggregate, were not made at a rate that exceeded 5% of Compensation.

                A "DISCRETIONARY PERFORMANCE MATCHING CONTRIBUTION" for a Plan Year shall be made in accordance with Section 4.03(a)(ii) in such amount, if any, as is determined by the Board, in its sole discretion and as set forth in a written instrument, on account of Employee Contributions for such Plan Year.

        "MATCHING CONTRIBUTION ACCOUNT" shall mean a Participant's interest in the Matching Contributions and any earnings thereon.

        "NORMAL RETIREMENT AGE" shall mean, with respect to a Participant, the later of (i) the Participant's attainment of age 65 or (ii) the fifth anniversary of the Participant's Employment Commencement Date.

        "PARTICIPANT" shall mean any Employee who has commenced participation in the Plan pursuant to Section 2.01 and whose participation in the Plan has not ceased pursuant to Section 2.02.

        "PLAN" shall mean the Employee Stock Ownership Plan of
Telecomunicaciones de Puerto Rico, Inc., as set forth herein and as hereinafter amended.

        "PLAN YEAR" shall mean the calendar year, except that the first Plan Year shall be the period commencing on the Effective Date and ending on December 31, 1999.

        "PR CODE" shall mean the Puerto Rico Internal Revenue Code of 1994, as amended. A reference to a particular section of the PR Code shall include a reference to any regulations issued under that section.

        "SECTION" shall mean a section of the Plan.

        "SERVICE" shall mean the service that is credited to a Participant pursuant to Article III and that is used to determine the extent to which the Participant is vested in his Additional Employer Contribution Account and Matching Contribution Account.

        "SERVICE COMMENCEMENT DATE" shall mean the Effective Date or, if later, the date on which an Employee first completes an hour of service for the Company or an Affiliate (within the meaning of paragraph (a) of the definition of Hour of Service, above).

        "SEVERANCE FROM SERVICE DATE" shall mean the earlier of the date an Employee resigns, retires, is discharged, or dies, or the first anniversary of the date an Employee is absent from Service for any other reason, except as otherwise provided in Section 3.02 with respect to leaves of absence.

        "SUSPENSE ACCOUNT" shall mean an account to which Company Stock purchased with the proceeds of an Exempt Loan (and earnings attributable to such Company Stock) shall be allocated until such Company Stock and earnings are released from suspense and applied as provided in Article IX.

        "TRUST" shall mean the trust that holds the assets of the Plan.

        "TRUST AGREEMENT" shall mean the agreement between the Company and the Trustee establishing the Trust, as amended from time to time.

        "TRUST FUND" shall mean the fund established under the Trust Agreement, together with all contributions thereto and any earnings thereon.

        "TRUSTEE" shall mean the person or entity appointed and acting as trustee of the Trust pursuant to Section 12.02.

        "US CODE" shall mean the United States Internal Revenue Code of 1986, as amended. A reference to a particular section of the US Code shall include a reference to any regulations issued under that section.

        "VALUATION DATE" shall mean the last day of each Plan Year and each such other date as may be designated by the Committee in its sole discretion as a Valuation Date.

        SECTION 1.02 CONSTRUCTION OF PLAN PROVISIONS.

        (a) Unless the contrary is plainly required by the context, wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender, and vice versa; wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form, and vice versa; and wherever the words "herein," "hereof," "hereunder," and words of similar import are used in the Plan, they shall be construed to refer to the Plan in its entirety and not only to the portion of the Plan in which they appear (except as otherwise provided in Section 14.06(b)).

        (b) The headings to Sections and Articles have been inserted herein for convenience of reference only and are to be ignored in the construction of the Plan.

        (c) If the section number of a statutory provision changes (for instance, because a statutory section is renumbered), any reference to the statutory provision herein shall be deemed to refer to the statute's new section number.

        (d) If any provision of the Plan should be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

        (e) The Plan should be interpreted in a manner consistent with the intention of the Company with respect to the Plan, as expressed in the Preamble hereof.

                                   ARTICLE II

                                  PARTICIPATION

        SECTION 2.01 COMMENCEMENT OF PARTICIPATION.

        (a)     Except as otherwise provided in subsection (b), below:

                (i) a person who is an Employee on the Effective Date shall become a Participant as of the Effective Date, but only if he is an Eligible Employee as of that date. If the Employee is not an Eligible Employee as of that date, he shall become a Participant on the first date thereafter on which he is an Eligible Employee; and

                (ii) an Employee whose Employment Commencement Date is after the Effective Date shall become a Participant on his Employment Commencement Date, but only if he is an Eligible Employee on that date. If the Employee is not an Eligible Employee on that date, he shall become a Participant on the first date thereafter on which he is an Eligible Employee.

        (b) A temporary or seasonal Employee shall become a Participant on the January 1 or July 1 next following the date on which he is credited with 1,000 Hours of Service in a Computation Period, but only if he is an Eligible Employee on that date. If a temporary or seasonal Employee is not an Eligible Employee on that date, he shall become a Participant on the first January 1 or July 1 thereafter on which he is an Eligible Employee.

        SECTION 2.02 TERMINATION OF PARTICIPATION. Once an Eligible Employee has become a Participant, he shall continue to be a Participant until his entire nonforfeitable accrued benefit under the Plan has been distributed or until his death, whichever occurs first. Once his entire nonforfeitable accrued benefit under the Plan has been distributed or his death occurs, a Participant shall cease to be a Participant.

                                   ARTICLE III

                                     SERVICE

        SECTION 3.01 APPLICABILITY OF SERVICE CREDITING PROVISIONS. This Article III sets forth the rules that determine the amount of service that is credited to a Participant for purposes of determining the extent to which the Participant is vested in his Additional Employer Contribution Account and Matching Contribution Account, as determined pursuant to Section 5.01(d).

        SECTION 3.02 SERVICE CREDITING. Service shall be credited under the elapsed-time method in accordance with the provisions of this Section 3.02.

        (a) Hour of Service. Solely for purposes of this Section 3.02, an Hour of Service shall mean an hour for which an Employee is paid, or entitled to payment, by the Company or the Affiliates for the performance of duties for the Company or the Affiliates.

        (b) Period of Service. An Employee's Service shall equal his Period of Service. An Employee's Period of Service shall be calculated in accordance with the following rules:

                (i) A Period of Service begins on the Employee's Service Commencement Date, and ends on the Employee's Severance from Service Date. Except as provided in the following provisions of this Section 3.02, the Employee's Period of Service shall include the Employee's entire Period of Service.

                (ii) In determining an Employee's full years in the Period of Service, 12 months of Service (30 days shall be a month for purposes of aggregating fractional months) or 365 days of Service shall constitute a one-year Period of Service.

                (iii) An Employee's Period of Service shall include a leave of absence only in accordance with the provisions of paragraph (i), above, except to the extent otherwise provided in the following rules:

                        (A) Leave. An Employee's Period of Service shall include the period of a leave of absence only in accordance with paragraph (i), above. The employment of an Employee who fails to return to employment shall be deemed severed, and the Period of Service shall end, as of the first anniversary of the Employee's first date of absence for the leave, unless the Period of Service ends earlier by reason of the Employee's retirement, discharge, resignation, or death. Where such an Employee's period of leave is authorized to extend beyond the period for which Service is credited, the Employee shall not be deemed to have terminated employment for purposes of distributions following termination of employment pursuant to Article VII until the date upon which the authorized leave period expires and the Employee fails to return to employment with the Company or an Affiliate.

                        (B) Military Service. An Employee's Period of Service shall include any period of service in the Armed Forces of the United States or the United States Public Health Service under conditions entitling him to re-employment rights as provided in the laws of the United States, provided that the Employee returns to employment within the period his reemployment rights are protected by law.

                        (C) Family or Medical Leave. An Employee's Period of Service shall include any period of family or medical leave required to be credited by law; provided that the Employee returns to employment with the Company or an Affiliate at the expiration of the leave.

                (iv) An Employee's Period of Service shall include a Period of Severance if the Employee performs an Hour of Service within 12 months of the earlier of:

                        (A) the date on which the Employee quits, retires or is discharged, or

                        (B) the date on which the Employee is first absent from Service, if the Employee severs from Service during the absence by quitting, retiring, or being discharged.

                (v) If an Employee's Period of Severance equals or exceeds five years, any Period of Service after the Period of Severance shall not be taken into account in determining the extent to which the Employee is vested in the portion of his Additional Employer Contribution Account and Matching Contribution Account attributable to the period before the Period of Severance.

                (vi) If an Employee is not vested in any portion of his Additional Employer Contribution Account or Matching Contribution Account, the Employee's Period of Service before a Period of Severance shall be taken into account in determining the extent to which the Employee is vested in the portion of his Additional Employer Contribution Account and Matching Contribution Account attributable to the period after the Period of Severance only if the Period of Severance does not exceed five years.

        (c) Period of Severance. The Period of Severance is used in determining an Employee's Period of Service. Periods of Severance shall be calculated using the elapsed time method of counting service in accordance with the following rules:

                (i) A Period of Severance commences on the Employee's Severance from Service Date and ends on the date, if any, that the Employee next performs an Hour of Service.

                (ii) Solely for purposes of determining the length of a Period of Severance, a Period of Severance shall commence on the first anniversary of the Severance from Service Date (i.e., the second anniversary of the first day of absence), rather than on the Severance from Service Date, if the Employee timely furnishes the Committee with the information necessary to establish that the Employee was absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of an adopted child with the Employee, or the care of a newly born or adopted child of the Employee for the period beginning immediately following the birth or placement of the child and ending more than one year later.

                (iii) The period excluded from a Period of Severance under the rule in paragraph (ii), above, shall not be included in the Employee's Period of Service.

        SECTION 3.03 QUALIFIED MILITARY LEAVE. Contributions, benefits and service credit with respect to "qualified military service" shall be provided in accordance with section 414(u) of the US Code. The Committee may reasonably request that a Participant demonstrate that he has engaged in qualified military service within the meaning of section 414(u) of the US Code.

                                   ARTICLE IV

                                  CONTRIBUTIONS

        SECTION 4.01 INITIAL EMPLOYER CONTRIBUTION.

        (a) The Employer, by itself or together with another entity, shall contribute to the Plan as of the Effective Date an amount of Company Stock equivalent to 4% of the issued and outstanding Company Stock as of the Effective Date. The contribution shall be allocated as of December 31, 1999, to the Initial Employer Contribution Account of each individual who is a Participant as of the Effective Date in the same proportion that his 1999 Compensation bears to the 1999 Compensation of all individuals who are Participants as of the Effective Date. For purposes of this subsection (a), a Participant's 1999 Compensation shall mean the Participant's Compensation for the portion of 1999 that includes and follows the Effective Date.

        (b) For purposes of determining entitlement to an allocation described in subsection (a), above, a Participant who is not actively employed by the Employer as of the Effective Date shall share in the allocation only if, on such date, he is on layoff with recall rights, receiving worker's compensation payments, on a paid leave of absence during a period of short-term disability, on a leave of absence approved by the Company with the right to return to active employment, or on a leave of absence covered under the Family and Medical Leave Act of 1993; provided that, if such a Participant does not return to active employment with the Employer as soon as he is eligible to do so and in any event before the expiration of 180 days following the Effective Date, he shall not be eligible to share in such allocation.

        SECTION 4.02 EMPLOYEE CONTRIBUTIONS.

        (a) During any period in which the Plan satisfies the requirements under the United States and Puerto Rico securities laws applicable to plans that permit the investment of employee pre-tax or after-tax contributions in employer stock, each Participant who is an Eligible Employee shall be eligible to make Employee Contributions by filing a compensation deferral agreement with the Committee in a form and manner and at a time acceptable to the Committee. The amount of such Employee Contributions shall range each payroll period from a minimum of 1% of the Participant's Compensation for such payroll period to a maximum of 10% of the Participant's Compensation for such payroll period, and shall be expressed as a whole percentage; provided that no Employee Contributions shall be made to a Participant's Account in any payroll period in which his Compensation is insufficient, after all statutory deductions, deductions authorized by the Participant, and any other deductions are made, to permit the agreed-upon Employee Contributions. A Participant may change the percentage of Employee Contributions, discontinue Employee Contributions, or resume Employee Contributions by filing a new compensation deferral agreement in a form and manner acceptable to the Committee. Unless a Participant elects otherwise by filing a new compensation deferral agreement, Employee Contributions shall be made during any Plan Year at the rate in effect at the end of the preceding Plan Year.

        (b) For each Plan Year, a Participant's Employee Contributions shall be applied by the Trustee in the following manner:

                (i) Employee Contributions shall be applied first in accordance with Section 6.02(b)(v) to purchase shares of Company Stock from participants who receive a cash distribution from the Plan or who initiate a loan in accordance with Article VIII. The shares of Company Stock purchased with such Employee Contributions shall be allocated directly to the Participant's Employee Contribution Account.

                (ii) For any portion of the Plan Year during which there are Financed Shares in a Suspense Account, Employee Contributions shall be applied to pay principal or interest on any Exempt Loan. The amount of Employee Contributions applied to pay principal or interest on the Exempt Loan for any Plan Year shall not exceed 15% of the principal amount of the Exempt Loan outstanding during the Plan Year. Any Employee Contributions not used during the Plan Year to make principal or interest payments on the Exempt Loan shall be allocated directly to the Participant's Employee Contribution Account.

                (iii) For any portion of the Plan Year during which there are no Financed Shares in a Suspense Account, a Participant's Employee Contributions shall be allocated directly to the Participant's Employee Contribution Account and invested as provided in Article VI.

        SECTION 4.03 MATCHING CONTRIBUTIONS.

        (a)     The Employer shall make a contribution to the Plan for each Plan
Year

                (i) in an amount that (when increased by the total amount of any forfeitures described in Section 5.02(c)) shall provide an allocation to each Participant equal in value to the Basic Matching Contribution for the Plan Year, and

                (ii) in an additional amount that (when increased by the total amount of any forfeitures described in Section 5.02(c)) shall provide an allocation to each Participant equal in value to the Discretionary Performance Matching Contribution (if any) for the Plan Year,

but only to the extent that the underlying Employee Contributions were not distributed in such Plan Year or required to be distributed in the following Plan Year in accordance with Section 4.05.

        (b) For each Plan Year (or portion thereof) during which there are Financed Shares in a Suspense Account, the Employer's contribution shall be paid in cash and used by the Trustee to make payments of principal or interest on any Exempt Loan (and shall be paid in one or more installments during the Plan Year to the extent necessary to permit the Trustee to meet the payment schedule for any Exempt Loan), provided that the Employer shall, at the direction of the Company, make all or any portion of such contribution (or the Company may direct the Trustee to use all or any portion of the dividends described in Section 9.02(a)) in time to permit the Trustee to pre-pay all or a portion of any obligation under an Exempt Loan. For each Plan Year (or portion thereof) during which there are no Financed Shares in a Suspense Account, the Employer's contribution shall be paid in cash, allocated directly to Participants' Matching Contribution Accounts, and invested as provided in Article VI.

        (c) Whether any Employer contribution for a Plan Year is sufficient to provide Participants with the allocations described in subsection (a), above, shall be determined by the value of any Company Stock released from a Suspense Account and allocated to a Participant's Matching Contribution Account as a Matching Contribution by reason of an Exempt Loan payment.

        (d) To the extent permitted by applicable law (including the exempt loan requirements of section 4975(d)(2) of the US Code and section 408(b)(3) of ERISA), the total amount of any forfeitures arising for a Plan Year under the Plan shall be treated as part of the Matching Contribution for purposes of this
Section 4.03.

        (e) Except as provided in the following two sentences, a Participant shall not receive Matching Contributions for a Plan Year if the Participant's active participation in the Plan terminates before the last day of such Plan Year. A Participant who terminates employment during a Plan Year because of death, disability, or attainment of Normal Retirement Age shall be eligible to receive Matching Contributions for such Plan Year. A Participant who on the last day of a Plan Year is on leave as provided in section 102 of the Family and Medical Leave Act of 1993 shall be eligible to receive Matching Contributions for such Plan Year.

        SECTION 4.04 OVERALL LIMIT ON CONTRIBUTIONS.

        (a) In addition to any other limitation set forth in the Plan, in no event shall the annual additions to a Participant's Account under the Plan, together with the aggregate annual additions to the Participant's accounts under all other defined contribution plans required to be aggregated with the Plan under the provisions of section 415 of the US Code, exceed the maximum amount permitted under section 415 of the US Code, the provisions of which are incorporated herein by this reference. The annual additions to the Plan attributable to the Initial Employer Contribution shall be determined based on the value of the underlying Company Stock on the date the Initial Employer Contribution is made. The annual additions to the Plan attributable to any contribution that is used to repay an Exempt Loan shall be determined by reference to the amount of such contribution rather than by reference to the value of the shares of Company Stock released from a Suspense Account and allocated to a Participant's Account on account of the repayment. The term "annual additions" shall not include any dividend paid with respect to shares of Company Stock that are held in a Suspense Account or allocated to a Participant's Account. The term "annual additions" also shall not include the value of any shares of Company Stock that are allocated to a Participant's Account in accordance with Section 9.02(b) in order to replace any dividends that are used to make payments on an Exempt Loan.

        (b) If the limitations imposed by this Section 4.04 apply to a Participant who is entitled to annual additions under one or more tax-qualified plans with which the Plan is aggregated for purposes of section 415 of the US Code, the annual additions under the Plan shall be reduced first, to the extent necessary to prevent the Participant's annual additions from exceeding the limitations imposed by this Section 4.04; provided that if a reduction in the annual additions to a Participant's Account for a Plan Year is required, Employee Contributions (and any investment gains and other income attributable thereto) shall be returned to a Participant before any reduction is made to the Participant's Matching Contributions, and Employee Contributions (and any investment gains and other income attributable thereto) that are not matched by Matching Contributions shall be returned to a Participant before any reduction is made to the Participant's Employee Contributions that are matched.

        (c) For purposes of determining whether a Participant's annual additions exceed the limits imposed by this Section 4.04, a Participant's compensation shall be compensation within the meaning of United States Treasury Regulation Section 1.415-2(d)(2), excluding amounts listed in United States Treasury Regulation Section 1.415-2(d)(3) (but including amounts described in section 415(c)(3)(D) of the US Code).

        (d) If no more than one third of the Employee Contributions and Employer contributions for a Plan Year that are deductible under section 404(a)(9) of the US Code are allocated to Participants who are highly compensated employees (as defined in section 414(q) of the US Code), the limitation imposed by this Section 4.04 shall not apply to:

                (i) allocations of forfeited of shares of Company Stock that were acquired with the proceeds of an Exempt Loan as described in section 404(a)(9)(A) of the US Code, or

                (ii) Employee Contributions or Employer contributions that are deductible under section 404(a)(9)(B) of the US Code and that are charged against a Participant's Account.

If allocations for a Plan Year would cause more than one third of the Employee Contributions and Employer contributions that are deductible under section 404(a)(9) of the Code to be allocated to highly compensated employees (as defined in section 414(q) of the US Code), such allocations may be reduced or eliminated, in a manner prescribed by the Committee that is consistent with applicable laws and regulations, to the extent necessary to prevent the limit on allocations to such highly compensated employees from being exceeded.

        (e) This Section 4.04 is intended to satisfy the requirements imposed by section 415 of the US Code and shall be construed in a manner that will effectuate this intent. This Section 4.04 shall not be construed in a manner that would impose limitations that are more stringent than those required by section 415 of the US Code.

        SECTION 4.05 LIMITS ON EMPLOYEE CONTRIBUTIONS.

        (a) A Participant's Employee Contributions for any taxable year beginning in the Plan Year shall not exceed the lesser of:

                (i) (A) $10,000 (as adjusted in accordance with section 402(g)(5) of the US Code), reduced by

                        (B) the sum of any of the following amounts that were contributed on behalf of the Participant for the Plan Year under a plan, contract, or arrangement other than this Plan:

                                (I)     any employer contribution under a
qualified cash or deferred arrangement (as defined in section 401(k) of the US
Code) to the extent not includible in the Participant's gross income for the taxable year under section 402(e)(3) of the US Code (determined without regard to section 402(g) of the US Code);

                                (II)    any employer contribution to the extent
not includible in the Participant's gross income for the taxable year under section 402(h)(1)(B) of the US Code (determined without regard to section 402(g) of the US Code);

                                (III)   any employer contribution to purchase an
annuity contract under section 403(b) of the US Code under a salary reduction agreement (within the meaning of section 3121(a)(5)(D) of the US Code); and

                                (IV)    any elective employer contribution under
section 408(p)(2)(A)(i) of the US Code;

provided that no contribution described in this paragraph (B) shall be taken into account for the purpose of reducing the dollar limit in paragraph (A), above, if the plan, contract, or arrangement is not maintained by Company or an Affiliate unless the Participant has filed a notice with the Committee, in a form and manner acceptable to the Committee; or

                (ii)    (A) $8,000, reduced by

                        (B) the sum of any of the following amounts that were contributed on behalf of the Participant for the Plan Year under a plan, contract, or arrangement other than this Plan:

                                (I)     any employer contribution under a
qualified cash or deferred contribution arrangement (as defined in section 1165(e) of the PR Code) to the extent not includible in the Participant's gross income for the taxable year under section 1165(e)(5) of the PR Code (determined without regard to section 1165(e)(7) of the PR Code); and

                                (II)    contributions to an individual
retirement account under the provisions of section 1169 of the PR Code (determined without regard to contributions to an individual retirement account attributable to the spouse of a married Participant who lives with his spouse).

        (b) The following rules shall apply if a Participant's Employee Contributions exceed the limits set forth in subsections (a)(i) or (a)(ii), above, respectively:

                (i) If a Participant's elective deferrals (as defined in section 402(g)(3) of the US Code) for a Plan Year under this Plan or under any other plan in which the Participant has participated during the Plan Year exceed the limit imposed by section 402(g) of the US Code, as set forth in subsection
(a)(i), above, the following rules shall apply to such excess deferrals:

                        (A) Not later than the first March 1 following the close of the Plan Year, the Participant may allocate to the Plan all or any portion of the Participant's excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan shall not exceed the amount of the Participant's Employee Contributions to the Plan for the Plan Year that have not been withdrawn or distributed), and may notify the Committee, in a form and manner acceptable to the Committee, of the amount allocated to the Plan; and

                        (B) As soon as practicable, but in no event later than the first April 15 following the close of the Plan Year, the Plan shall distribute to the Participant the amount allocated to the Plan under paragraph
(i), above, and any income allocable to such amount. The distribution described in this paragraph (ii) shall be made notwithstanding any other provision of the Plan.

                (ii) The following rules shall apply if a Participant's Employee Contributions exceed the limits set forth in subsection (a)(ii), above:

                        (A) To the extent the Participant's Employee Contributions exceed the limits set forth in subsection (a)(ii), above, but not the limits set forth in subsection (a)(i), above, the Employee Contributions shall not be distributed from the Plan other than in accordance with Article VII, and the Employee Contributions shall be treated for purposes of the PR Code, upon any subsequent distribution in accordance with Article VII, as an after-tax contribution to the Plan; and

                        (B) If the Participant's Employee Contributions exceed the limits set forth in subsection (a)(ii), above, and the limits set forth in subsection (a)(i), above, the rules set forth in subsection (b)(i), above, shall apply, to the extent the Employee Contributions exceed the limits set forth in subsection (a)(i), above, and the rules set forth in subsection
(b)(ii)(A), above, shall apply to the extent the Employee Contributions exceed the limits set forth in subsection (a)(ii), above, but not the limits set forth in subsection (a)(i), above.

        (c) Employee Contributions for any Plan Year shall satisfy the actual deferral percentage test in section 401(k)(3) of the US Code, United States Treasury Regulation Section 1.401(k)-1(b) (to the extent the regulation is consistent with changes in applicable law since its promulgation), and subsequent guidance issued by the United States Internal Revenue Service under such sections. The foregoing requirements shall be applied separately to Participants who are included in a unit of employees covered by a collective bargaining agreement (within the meaning of United States Treasury Regulation
Section 1.401(k)-1(g)(11)(ii)(B)) and Participants who are not included in such a collective bargaining unit. For purposes of determining whether the Plan satisfies the foregoing requirements, the Plan shall use the prior year testing method described in Internal Revenue Service Notice 98-1. For purposes of determining whether the Plan satisfies the foregoing requirements for the Plan Year beginning January1, 2000, the Plan shall deem the actual deferral percentage of nonhighly compensated employees for the preceding Plan Year to be 3%. If the actual deferral percentage for the Plan Year of those Participants who are highly compensated employees (as defined in section 414(q) of the US Code) exceeds the limit imposed by this subsection (c), the amount of the excess contributions (determined in accordance with section 401(k)(8)(B) of the US
Code), and any income allocable to such contributions, shall be distributed before the first March 15 following the close of the Plan Year to Participants who are highly compensated employees (as defined in section 414(q) of the US
Code) on the basis of the amount of Employee Contributions made on behalf of each such Participant. This distribution shall be made notwithstanding any other provision of the Plan. The amount of the excess contributions to be distributed for a Plan Year shall be reduced by any excess deferrals previously distributed from the Plan to such Participant for the Participant's taxable year ending with or within such Plan Year.

        (d) Employee Contributions for any Plan Year shall satisfy the actual deferral percentage test in section 1165(e)(3)(A)(ii) of the PR Code. In accordance with the authority granted to it in Section 4.08, the Committee shall limit the Employee Contributions for a Plan Year of highly compensated employees (as defined in section 1165(e)(3)(E)(iii) of the PR Code) to the extent necessary to ensure that the limits of this subsection (d) are not exceeded. If the actual deferral percentage for the Plan Year of those Participants who are highly compensated employees (as defined in section 1165(e)(3)(E)(iii) of the PR
Code) nevertheless exceeds the limit imposed by section 1165(e)(3)(A)(ii) of the PR Code, the amount of the excess contributions (determined in accordance with section 1165(e)(6)(B) of the PR Code), and any income allocable to such contributions, shall be distributed before the first March 15 following the close of the Plan Year to Participants who are highly compensated employees (as defined in section 1165(e)(3)(E)(iii) of the PR Code) on the basis of the amount of Employee Contributions made on behalf of each such Participant, but only to the extent those distributions are also in accordance with section 401(k)(8) of the US Code; provided that to the extent a distribution would be made pursuant to this sentence but for the fact that the distribution would not be in accordance with section 401(k)(8) of the US Code, such excess contributions shall be treated for purposes of the PR Code, upon any subsequent distribution in accordance with Article VII, as an after-tax contribution to the Plan. The amount of the excess contributions to be distributed or recharacterized as an after-tax contribution, as the case may be, for a Plan Year pursuant to the preceding sentence shall be reduced by any excess deferrals previously distributed from the Plan to such Participant pursuant to subsection (b)(ii)(B), above, or previously recharacterized pursuant to subsection (b)(ii)(A), above, as the case may be, for the Participant's taxable year ending with or within such Plan Year.

        (e) To the extent that an Employee Contribution is used to repay an Exempt Loan, whether the Plan satisfies the tests described in subsections (c) and (d), above, shall be determined by reference to the value of the shares of Company Stock that are released from a Suspense Account and allocated to the Participant's Employee Contribution Account by reason of such repayment rather than by reference to the amount of such Employee Contribution.

        SECTION 4.06 LIMITS ON MATCHING CONTRIBUTIONS.

        (a) The Matching Contributions for any Plan Year of Participants who are not included in a unit of employees covered by a collective bargaining agreement (as determined in accordance with United States Treasury Regulation
Section 1.401(m)-1(a)(3)) shall satisfy the contribution percentage test in section 401(m)(2) of the US Code, United States Treasury Regulation Section 1.401(m)-1(b) (to the extent the regulation is consistent with changes in applicable law since its promulgation), and subsequent guidance issued by the United States Internal Revenue Service under such sections. For purposes of determining whether the Plan satisfies the foregoing requirements, the Plan shall use the prior year testing method described in Internal Revenue Service Notice 98-1. For purposes of determining whether the Plan satisfies the foregoing requirements for the Plan Year beginning January 1, 2000, the Plan shall deem the actual contribution percentage of nonhighly compensated employees for the preceding Plan Year to be 3%. If the actual contribution percentage for the Plan Year of those Participants who are highly compensated employees (as defined in section 414(q) of the US Code) exceeds the limit imposed by this subsection (a) (after taking into account excess deferrals under Section 4.05(a) and excess contributions under subsections (c) and (d) of Section 4.05), the amount of the excess aggregate contributions (determined in accordance with section 401(m)(6)(B) of the US Code), and any income allocable to such contributions, shall be distributed (or, if forfeitable, shall be forfeited) before the first March 15 following the close of the Plan Year to Participants who are highly compensated employees (as defined in section 414(q) of the US
Code) on the basis of the amount of Matching Contributions made on behalf of each such Participant. This distribution shall be made notwithstanding any other provision of the Plan.

        (b) The Employee Contributions and Matching Contributions for any Plan Year of Participants who are not included in a unit of employees covered by a collective bargaining agreement (as determined in accordance with United States Treasury Regulation Section 1.401(m)-1(a)(3)) shall satisfy the aggregate limit in section 401(m)(9)(A) of the US Code, United States Treasury Regulation
Section 1.401(m)-2 (to the extent the regulation is consistent with changes in applicable law since its promulgation), and subsequent guidance issued by the United States Internal Revenue Service under such sections. If the Employee Contributions and Matching Contributions for the Plan Year of those Participants who are highly compensated employees (as defined in section 414(q) of the US
Code) exceed the aggregate limit, the contribution percentage of those Participants shall be reduced to the extent necessary to satisfy the limit, and the excess aggregate contributions shall be distributed (or if forfeitable, shall be forfeited) in the manner described in subsection (a), above.

        (c) To the extent that an Employee Contribution or Employer contribution is used to repay an Exempt Loan, whether the Plan satisfies the tests described in subsections (a) and (b), above, shall be determined by reference to the value of the shares of Company Stock that are released from a Suspense Account and allocated to the Participant's Account by reason of such repayment rather than by reference to the amount of any such contribution.

        SECTION 4.07 CONTRIBUTIONS CONTINGENT UPON DEDUCTIBILITY. Each Employee Contribution and Employer contribution shall be made on the condition that it is deductible under section 1023 of the PR Code and section 404 of the US Code in the taxable year of the Employer with respect to which the contribution is made.

        SECTION 4.08 IMPOSITION OF LIMITATIONS. The Committee may limit the amount of a Participant's Employee Contributions during a Plan Year to the extent that the Committee determines that the imposition of such a limit is necessary or appropriate to ensure that the Plan will satisfy the requirements of this Article IV. Any such limitation may be imposed on a Participant regardless of whether the Participant is covered by a collective bargaining agreement between employee representatives and the Company or one of its Affiliates. Any such limitation may be imposed either at the beginning of the Plan Year, during the Plan Year, or both, as determined by the Committee in its sole discretion. The Committee shall not be required to impose only those limitations that are absolutely necessary to satisfy the requirements of this
Article IV and may, in its sole discretion, impose more restrictive limitations that are designed to enable the Plan to satisfy those requirements by a reasonable margin.

                                    ARTICLE V

                             VESTING AND FORFEITURES

        SECTION 5.01 VESTED INTEREST.

        (a) A Participant shall be fully vested at all times in the Employee Contributions allocated to his Account and in any earnings thereon.

        (b) A Participant shall be fully vested at all times in 75% of the value of any Initial Employer Contribution that is allocated to his Initial Employer Contribution Account and any earnings thereon. Effective as of December 31, 1999, a Participant shall be fully vested in the remaining 25% of the value of any Initial Employer Contribution that is allocated to his Initial Employer Contribution Account and any earnings thereon.

        (c) A Participant shall be fully vested in the Additional Employer Contributions and Matching Contributions allocated to his Account and any earnings thereon upon the Participant's

                (i)     death,

                (ii)    total disability (as determined by the Committee), or

                (iii)   attainment of Normal Retirement Age

while the Participant is an Eligible Employee.

        (d)     A Participant who is not vested in accordance with subsection
(c), above, shall become vested in the Additional Employer Contributions and Matching Contributions allocated to his Account and any earnings thereon in accordance with the following schedule:

            Year(s) of Service                  Vested Percentage
            ------------------                  -----------------
                   1                                   20%
                   2                                   40%
                   3                                   60%
                   4                                   80%
                   5                                   100%

        SECTION 5.02 FORFEITURES.

        (a) A Participant who is not 100% vested in all amounts allocated to his Account shall forfeit the nonvested portion of his Account as soon as administratively practicable after his Severance from Service Date.

        (b) If a Participant who reaches his Severance from Service Date is subsequently employed by the Company or an Affiliate before he incurs a five-year Period of Severance (within the meaning of Section 3.02(c)), he shall have the full amount that was forfeited in accordance with subsection (a), above, restored to him if he repays to the Plan, within five years of the date of his reemployment, the full amount distributed to him (if any) pursuant to
Article VII that was attributable to his Additional Employer Contribution Account, Initial Employer Contribution Account, and Matching Contribution Account.

        (c) Any amounts forfeited in accordance with subsection (a), above, for a Plan Year may be used to pay reasonable expenses of administering the Plan in accordance with Section 10.03, to repay an Exempt Loan in accordance with
Section 9.01, or to reduce the Employer's contribution obligation for that Plan Year.

                                   ARTICLE VI

                            ACCOUNTS AND INVESTMENTS

        SECTION 6.01 ACCOUNTS.

        (a) The Committee shall establish an Additional Employer Contribution Account on behalf of each Participant on whose behalf an Additional Employer Contribution is made, an Employee Contribution Account on behalf of each Participant on whose behalf an Employee Contribution is made, an Initial Employer Contribution Account on behalf of each Participant on whose behalf an Initial Employer Contribution is made, and a Matching Contribution Account on behalf of each Participant on whose behalf a Matching Contribution is made. The Committee also may establish such additional accounts as it may deem necessary for the proper administration of the Plan.

        (b) A Participant's Account shall be valued as of each Valuation Date. As long as shares of Company Stock are not readily tradable on an established securities market, the Committee shall cause an independent appraiser to be retained to determine the fair market value of a share of Company Stock as of each Valuation Date. Any increase or decrease in the value of a Participant's Accounts since the preceding Valuation Date shall be credited or charged to the Participant's Accounts in a manner deemed appropriate by the Committee. Such determination shall be conclusive and binding upon all persons having an interest, direct or indirect, in the Trust Fund.

        SECTION 6.02 INVESTMENTS.

        (a) The Committee shall establish the following investment funds under the Plan:

                (i) The Company Stock Fund. The Company Stock Fund shall be invested primarily in Company Stock. A portion of the Company Stock Fund may, in the discretion of the Trustee or as directed by the Committee, be invested in cash, money market securities, money market funds, bankers acceptances, repurchase agreements, corporate, government, or other bond funds, short-term investment funds, or other investment funds, in order to meet the liquidity needs of the Plan and for such other purposes as may be necessary or desirable in the administration of the Plan, for example, for holding amounts prior to investment under the Plan or prior to payment of an Exempt Loan or for meeting the Plan's need to make transfers or distributions. Within the Company Stock Fund, separate accounting shall be maintained of the Exempt Loan Shares Fund.

                (ii) Such other investment funds as the Committee may establish from time to time in its sole discretion.

The Committee may, in its sole discretion, eliminate and/or change the underlying composition of any investment fund described in this subsection (a); provided that the assets of the Plan shall at all times be invested primarily in Company Stock.

        (b) For any Plan Year, to the extent that (i) a Participant elects to receive a distribution in cash pursuant to Section 7.01(b), (ii) the Plan assumes the obligation to purchase shares of Company Stock pursuant to Section 7.03, or (iii) a Participant initiates a participant loan pursuant to Article VIII, the Plan shall make cash available for such purposes by applying funds in the following order to the extent available:

                (i) Dividends paid during that Plan Year on shares of Company Stock attributable to the Initial Employer Contribution to the extent the dividends have not previously been invested in Company Stock,

                (ii) Dividends paid during that Plan Year on shares of Company Stock that have been released from a Suspense Account and allocated to Participants' Accounts, to the extent such dividends are not used to repay any Exempt Loan,

                (iii) Any other amount held in Participants' Account to the extent the amount is not already invested in Company Stock,

                (iv) Amounts that are attributable to the repayment during that year of Participant loans under Article VIII, and

                (v) Amounts contributed as Employee Contributions for that Plan Year.

        (c) The Company Stock Fund shall at no time hold an amount of Company Stock exceeding 7% of the issued and outstanding Company Stock as of the Effective Date, reduced by any shares of Company Stock distributed from (and not subsequently repurchased by) the Plan. To the extent that the Plan receives or holds funds at a time when no additional shares of Company Stock are available for investment under the Plan, the Trustee shall invest the funds in one or more alternative investment funds as directed by the Committee until such time as additional shares of Company Stock become available for investment.

        (d) The Initial Employer Contribution shall be invested in its entirety in the Company Stock Fund. To the extent that a Participant's Employee Contributions are used to repay an Exempt Loan in accordance with Section 9.01(f), the Participant's Employee Contribution Account shall be credited under the Company Stock Fund with Company Stock whose value equals the value of the Employee Contributions. To the extent that dividends that are paid on shares of Company Stock previously allocated to a Participant's Account are used to repay an Exempt Loan in accordance with Section 9.01(f), the Participant's Account shall be credited under the Company Stock Fund with Company Stock whose value equals the value of such dividends. To the extent that Employer contributions are used to repay an Exempt Loan in accordance with Section 9.01(f), the Participant's Matching Contribution Account (or Additional Employer Contribution Account, as the case may be) shall be credited under the Company Stock Fund with Company Stock whose value equals the value of the Matching Contribution (or Additional Employer Contribution, as the case may be) for which the Participant is eligible pursuant to Section 4.03 (or under the terms of the Plan as in effect before January 1, 2000, as the case may be). In each case, the value of the Company

Stock shall be determined as of the Valuation Date coincident with or next preceding the date on which the shares are allocated to the Participant's Account.

        (e) Neither the Employer nor any other person guarantees that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Participant assumes all risk of any decrease in value of the investment funds.

                                   ARTICLE VII

                                  DISTRIBUTIONS

        SECTION 7.01 BENEFITS ON TERMINATION OF EMPLOYMENT.

        (a)     Effective as of the Effective Date:

                (i) A Participant who terminates employment with the Company and the Affiliates shall be entitled to a distribution equal to the vested portion of his Accounts as soon as practicable following the Valuation Date coincident with or next following the date the Participant files an application for benefits in a form and manner and at a time acceptable to the Committee.

                (ii) If the value of the vested portion of a Participant's Accounts does not exceed $5,000 once it becomes distributable pursuant to this subsection (a), distribution shall be made to the Participant as soon as practicable after the benefit becomes distributable.

        (b) The distribution to which a Participant is entitled under subsection (a), above, shall be paid in a lump sum in whole shares of Company Stock with the balance in cash; provided that, to the extent the distribution is subject to the put option right described in Section 7.03, the distribution shall be paid, at the Participant's election, in a lump sum in cash. The value of any cash distribution pursuant to this subsection (b) shall be determined as of the Valuation Date coincident with or immediately preceding the date of the distribution.

        (c) A Participant's election to receive a distribution under the Plan before Normal Retirement Age shall not be valid unless it is made within the 90-day period ending on the Participant's Benefit Commencement Date and after the Participant receives a general description of the material features of, and an explanation of the relative values of, any optional form of benefit available under the Plan and an explanation of his right to defer receipt of the distribution. The explanation described in the preceding sentence must be provided not more than 90 days before the Participant's Benefit Commencement Date, and it must offer the Participant a period of at least 30 days in which to consider the Participant's distribution options. The distribution may commence less than 30 days after the Participant receives the notice if the Participant is informed of his right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution or a particular distribution form and if the Participant, after being informed of this right, affirmatively consents to the distribution.

        (d)     Notwithstanding the foregoing provisions of this Section 7.01:

                (i) Except to the extent that a Participant fails to elect a distribution when the distribution is otherwise available under the Plan, distribution shall be made not later than the 60th day after the latest of the close of the Plan Year in which:

                        (A) the date on which the Participant attains the earlier of age 65 or Normal Retirement Age;

                        (B) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

                        (C) the Participant ceases to be employed by the Company or an Affiliate.

                (ii) Distributions shall be made under this Article VII, in the minimum amount required pursuant to section 401(a)(9) of the US Code, beginning not later than the April 1 of the calendar year following the year in which the Participant attains age 70 1/2 (or if the Participant terminates employment after the calendar year in which he attains age 70 1/2, the next-following April 1).

        SECTION 7.02 DEATH BENEFITS.

        (a) If a Participant dies before he receives a full distribution of his benefit under the Plan, the Participant's Beneficiary shall be entitled to apply, in a form and manner and at a time acceptable to the Committee, for payment of the benefit described in Section 7.01; provided that no distribution shall be made until the Committee receives written notification of the Participant's death together with any other information or documentation that the Committee determines to be necessary; and provided further that if the value of the benefit does not exceed $5,000 once it becomes distributable pursuant to this subsection (a), distribution shall be made to the Beneficiary as soon as practicable after the benefit becomes distributable.

        (b) A Participant may designate a Beneficiary under the Plan at any time by making the designation in a form and manner and at a time acceptable to the Committee. No such designation (including any change in a prior designation) shall be effective until and unless it is received by the Committee before the Participant's death. A Participant's designation of a Beneficiary other than his spouse shall be effective only with the written consent of his spouse, witnessed by a representative of the Plan or a notary public, unless the Committee determines that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances specified by the United States Secretary of the Treasury. The consent of a spouse to a Participant's designation of a Beneficiary shall be effective only with respect to that spouse and shall not be effective with respect to any subsequent spouse, unless the spouse's consent expressly permits subsequent designations of Beneficiaries without further consent from the spouse. If a Participant has not designated a Beneficiary in accordance with this Section
7.02 and the Participant has no spouse, the Participant's Beneficiary shall be his estate.

        SECTION 7.03 PUT OPTION. To the extent any Participant or Beneficiary receives a distribution of Company Stock when Company Stock is not readily tradable on an established securities market, the Participant or Beneficiary shall have the right to sell such Company Stock to the Company at any time during two option periods, at the fair market value of such shares. The first put option period shall be a period of at least 60 days beginning on the date of distribution. The second put option period shall be a period of at least 60 days beginning on the date the Participant or Beneficiary is notified of the determination of the fair market value of Company Stock by the Committee during the Plan Year next following the Plan Year in which the Participant or Beneficiary receives the distribution of Company Stock. However, no put option may be exercised at a time when Company Stock is readily tradable on an established securities market. The Company may allow the Committee to direct the Trustee to purchase shares of Company Stock tendered to the Company under a put option, in order to grant the Plan the option to assume the Company's rights and obligations under the put option at the time the put option is exercised. The payment for any Company Stock sold under a put option shall be made at the direction of the Committee (i) in a lump sum or (ii) in substantially equal annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate (as determined by the Committee) on any unpaid installment balance. The lump sum in paragraph (i) of the preceding sentence or the first installment in paragraph (ii) of the preceding sentence shall be paid not later than 30 days after the exercise of the put option by the Participant or Beneficiary.

        SECTION 7.04 DIVERSIFICATION WITHDRAWALS.

        (a) Any Qualified Participant may elect to receive one or more distributions from his Account in accordance with this Section 7.04, section 401(a)(28) of the US Code, and section 1165(a)(10) of the PR Code. A Qualified Participant may receive a distribution under this Section 7.04 only in a Plan Year in which the provisions of the Plan do not permit the Qualified Participant to diversify his Account by transferring amounts from the Company Stock Fund to one or more other investment funds offered under the Plan. An election to receive a distribution under this Section 7.04 may be made only within 90 days after the close of each Plan Year in the Qualified Election Period. The amount eligible to be distributed under this Section 7.04 following each Plan Year in the Qualified Election Period shall be determined as follows:

                (i) Except as otherwise provided in paragraph (ii), below, the amount eligible to be distributed shall be at least 25% of the value of the Participant's Accounts, less any amount that has been distributed in accordance with a prior election under this Section 7.04; and

                (ii) Following the last Plan Year in the Qualified Election Period, the amount eligible to be distributed shall be at least 50% of the value of the Participant's Accounts, less any amount that has been distributed in accordance with a prior election under this Section 7.04.

        (b) Notwithstanding any other provision of this Section 7.04, a Qualified Participant may not elect to receive a distribution under this Section
7.04 if the value of his Account is a "de minimis" amount (as defined in regulations or other guidance issued by the Secretary of the United States Treasury or by the United States Internal Revenue Service).

        (c) Not later than 90 days after the end of each period during which an election may be made under this Section 7.04, the Plan shall distribute any amount that a Qualified Participant has elected to receive.

        (d)     For purposes of this Section 7.04:

                (i) "Qualified Election Period" shall mean the period described in section 401(a)(28)(B)(iv) of the US Code and section
1165(a)(10)(A)(iv) of the PR Code, and

                (ii) "Qualified Participant" shall mean any Participant who has completed at least ten years of participation under the Plan and has attained age 55.

        SECTION 7.05 DIRECT ROLLOVER.

        (a) Notwithstanding any other provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 7.05, a Distributee may elect, at the time and in the form and manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

        (b) For purposes of this Section 7.05, the following definitions shall apply:

                (i) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the value of a Participant's nonforfeitable interest in his Account, except that an Eligible Rollover Distribution does not include any distribution to the extent such distribution is required under section 401(a)(9) of the US Code and the portion of any distribution that is not includible in United States gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (ii) "Eligible Retirement Plan" shall mean an individual retirement account described in section 408(a) of the US Code, an individual retirement annuity described in section 408(b) of the US Code, an annuity plan described in section 403(a) of the US Code, or a qualified trust described in section 401(a) of the US Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan shall mean solely such an individual retirement account or such an individual retirement annuity.

                (iii) "Distributee" shall include a Participant, a surviving spouse, or a spouse or former spouse who is an alternate payee under a qualified domestic relations order (as that term is defined in section 206(d) of ERISA and section 414(p) of the US Code).

                (iv) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

This Section 7.05 is intended, and shall be construed, solely to satisfy the direct rollover requirements of section 401(a)(31) of the US Code. It shall not confer any rights other than those required under section 401(a)(31) of the US Code.

                                  ARTICLE VIII

                                PARTICIPANT LOANS

        SECTION 8.01 LOAN AMOUNT, TERM, AND INTEREST RATE.

        (a) In the case of a financial hardship (within the meaning of subsection (g), below), a Participant who is a "party in interest" (as defined in section 3(14) of ERISA) with respect to the Plan may borrow from the Plan an amount that, when added to the balance of all other outstanding loans to the Participant from the Plan (and, in the case of paragraph (ii), below, the balance of all other outstanding loans to the Participant from any other United States tax-qualified plan of the Company or an Affiliate) does not exceed the smallest of:

                (i) 50% of the vested value of the Participant's Account, determined as of the most recent Valuation Date,

                (ii)    the lesser of:

                        (A) $50,000, reduced by the excess, (if any) of (I) the Participant's highest loan balance outstanding under all United States tax-qualified plans of the Company and the Affiliates during the 1-year period ending on the day before the date on which such loan is made, over (II) the Participant's loan balance outstanding under all United States tax-qualified plans of the Company and the Affiliates on the date on which such loan is made, or

                        (B) 50% of the present value of the Participant's nonforfeitable accrued benefits (determined without regard to accumulated deductible employee contributions as defined in section 72(o)(5)(B) of the US
Code) under all United States tax-qualified defined benefit and defined contribution plans of the Company and the Affiliates (but not less than $10,000),

                (iii) the amount that is necessary to meet the financial hardship that is the basis for the loan and that is not reasonably available from the Participant's other resources, or

                (iv) such lesser maximum amount as the Committee may from time to time establish in written loan procedures forming part of the Plan and apply uniformly to all loans made pursuant to the terms of the Plan.

        (b) A loan shall be granted in $50.00 increments; $1,000 shall be the minimum amount of any loan.

        (c) Loans shall be granted for a minimum term of six months, or for a longer term that is expressed in whole months up to a maximum term of five years. A loan may have a term exceeding five years if the loan is used solely to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

        (d) A Participant may not have more than two loans outstanding under the Plan at any time.

        (e) A loan shall not be made from, or secured by, the portion of a Participant's Account that is allocated to the Exempt Loan Shares Fund. The Participant's entire vested interest in the portion of his Account that is allocated to the Exempt Loan Shares Fund shall be taken into account in determining the amount available for borrowing pursuant to subsection (a), above, but only to the extent the portion of his Account that is allocated to the Exempt Loan Shares Fund does not exceed 50% of the vested value of the Participant's Account.

        (f) Each loan shall bear the rate of interest that applies to loans under the Plan that is in effect as of the date the loan is made. The rate of interest applicable to loans shall be determined as of the first business day of each calendar quarter and shall be equal to the "prime rate" that is published in the Money Rates column of the Wall Street Journal on that date (or the average of such rates if more than one rate is indicated), provided that the Committee may, in its discretion, adjust the rate of interest at any time to ensure that the applicable rate of interest is at all times reasonable within the meaning of section 4975(d)(1)(D) of the US Code and section 408(b)(1)(D) of ERISA and not in violation of any other applicable law. No loan shall be made to the extent applicable law would prevent the loan from bearing a reasonable rate of interest within the meaning of ERISA.

        (g) For purposes of subsection (a), above, "financial hardship" shall be deemed to exist if the Participant establishes to the satisfaction of the Committee in accordance with procedures established by the Committee that the loan is on account of:

                (i) medical expenses described in section 213(d) of the US Code or section 1023(aa)(2)(P) of the PR Code that are incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in section 152 of the US Code); or

                (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; or

                (iii) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or his spouse, children, or dependents; or

                (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                (v) any other event that has been identified in regulations or other guidance of general applicability under section 401(k) of the US Code and section 1165(e) of the PR Code as an event that is deemed to impose an immediate and heavy financial need upon the Participant (regardless of whether the need was reasonably foreseeable or voluntarily incurred by the Participant).

        SECTION 8.02 SECURITY FOR LOANS.

        (a) A Participant shall file an application for any loan in the form and manner and at the time established by the Committee. In order to receive a loan, a Participant must execute a note in a form prescribed by the Committee, payable to the Trustee, on which the Participant shall be personally liable for the amount of the loan, and the Participant must authorize repayment of the loan through payroll deductions.

        (b) Cash equal to the value of any loan granted shall be transferred from the investment fund(s) in which the Participant's Account is invested, in proportion to the percentage invested in each such fund, to a loan account established on behalf of the Participant; provided that a Participant may not borrow any portion of his Account that is invested in the Company Stock Fund unless he has first borrowed all available amounts that are invested in any other investment fund under the Plan. Except to the extent prohibited by Section 14.02, the Participant's loan account shall have a first lien on the balance of the Participant's Account. The Committee shall identify, in written procedures forming part of the Plan, each event that shall constitute a default on a loan, and the manner in which the Plan shall attach the portion of the Participant's Account attributable to the loan. When a Participant defaults on a loan, the Committee may not attach the Participant's Employee Contribution Account to satisfy an outstanding loan before the earliest date on which the Participant would have been eligible to withdraw such Employee Contributions pursuant to section 401(k)(2)(B) of the US Code and section 1165(e)(2)(B) of the PR Code.

        SECTION 8.03 REPAYMENT.

        (a) Except as provided in loan procedures established by the Committee, a loan shall be amortized in substantially level payments, made not less frequently than quarterly, over the term of the loan; provided, however, that the level amortization of the loan shall not preclude repayment or acceleration of the loan prior to the end of the commitment period. Except as provided in subsection (b), below, repayment shall be accomplished through regular payroll deductions, which shall be deemed "deductions authorized by the Participant" for purposes of Section 4.02(a). Payments of principal shall be applied to reduce the outstanding principal balance of the loan. Payments of principal and interest shall be allocated to a Participant's Additional Employer Contribution Account, Employee Contribution Account, Initial Employer Contribution Account, and Matching Contribution Account in proportion to the amount of the loan that was derived from each such Account. A Participant shall be entitled to prepay without penalty the total outstanding principal amount of and interest accrued on any loan under the Plan.

        (b) A Participant with an outstanding loan who is not actively employed and who is not otherwise in default on his loan shall make installment payments equal in value to the payments deducted from his paycheck for any period during which his loan remains outstanding in accordance with the terms of the Plan. If a Participant has elected to keep a loan outstanding as provided in this subsection (b), but has not repaid the total amount of principal and accrued interest on the note as of the close of the period during which his loan is outstanding, he shall be treated in all respects in the manner specified in subsection (c), below, as if he had retired on the date immediately following the close of the period during which his loan is outstanding.

        (c) Except as provided in subsection (b), above, a Participant who, prior to his repayment of the total principal amount of and accrued interest on a note held in his loan account, either resigns, retires, is terminated, or becomes disabled, and who is not a "party in interest" (as defined section 3(14) of ERISA) with respect to the Plan immediately following his resignation, retirement, termination or becoming disabled, shall be deemed to have elected a distribution, equal to the principal amount of and accrued interest on the note as of the date that is 90 days after the date of occurrence of the event. Said distributed amount then shall be applied to satisfy the note held in his loan account and to reduce the Participant's Account balance. If a Participant dies or retires prior to repayment of the total principal amount of and accrued interest on a note held in his loan account, the Participant's Account balance shall be reduced proportionately by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Participant or his Beneficiary pursuant to Article VII. To the extent that the Participant's Account is insufficient to pay all amounts due and owing on the note, the Participant shall be personally liable for the deficiency. The Committee may from time to time, in written procedures forming part of the Plan, identify other events that will cause an acceleration of a loan.

        SECTION 8.04 LOAN FEES.

        (a) The Committee shall set a "loan establishment fee" for expenses related to initiating a loan. The Committee may from time to time change the amount of the loan establishment fee, provided that the fee shall not exceed the reasonable expense of initiating a loan. A Participant shall pay a loan establishment fee for each loan that the Participant receives under the Plan. The loan establishment fee shall be debited from the Participant's Account in the manner determined by the Committee.

        (b) The Committee shall set an annual "loan maintenance fee" for expenses related to maintaining and servicing an outstanding loan. The Committee may from time to time change the amount of the loan maintenance fee, provided that the fee shall not exceed the reasonable expense of maintaining a loan. The applicable loan maintenance fee shall be debited from the Participant's Account in the manner determined by the Committee.

        (c) The Committee may establish a "loan repayment fee" for expenses related to maintaining and servicing an outstanding loan to Participants who cease to be Employees. The applicable loan repayment fee shall be debited from the Participant's Account in the manner determined by the Committee.

        SECTION 8.05 LIMITATIONS ON LOANS. The Committee reserves the right at any time and from time to time and for any reason to further limit the amount that may be borrowed hereunder, to further limit the terms and conditions under which loans will be made, or to declare a moratorium on the granting of loans to Participants.

                                   ARTICLE IX

                                  EXEMPT LOANS

        SECTION 9.01 EXEMPT LOAN PROVISIONS.

        (a) AUTHORITY TO OBTAIN AN EXEMPT LOAN. The Company may direct the Trustee to obtain an Exempt Loan from time to time in order to finance the acquisition of Company Stock or to refinance a prior Exempt Loan. An Exempt Loan shall be primarily for the benefit of Participants and their Beneficiaries and shall satisfy the conditions set forth in this Section 9.01.

        (b) TERMS OF THE EXEMPT LOAN. An Exempt Loan shall bear a reasonable rate of interest, shall be for a specific term, and shall not be payable on demand except in the event of default. Any collateral pledged to the lender by the Trustee shall consist only of the Financed Shares purchased with the proceeds of the Exempt Loan, or Financed Shares purchased with the proceeds of a prior Exempt Loan that is being refinanced. Any pledge of Financed Shares shall provide for the release of the shares so pledged as the Trustee makes payments on the Exempt Loan and allocates the shares to Participants' Matching Contribution Accounts and Employee Contribution Accounts (or, before January 1, 2000, Additional Employer Contribution Accounts), as the case may be. Under the terms of the Exempt Loan, the lender shall have no recourse against assets of the Plan except with respect to (i) the Financed Shares pledged to secure the Exempt Loan, (ii) contributions (other than contributions made in the form of Company Stock) that are made to the Plan to meet its obligations under the Exempt Loan, and (iii) earnings attributable to the Financed Shares or to the investment of the contributions (other than contributions made in the form of Company Stock) that are made to the Plan to meet its obligations under the Exempt Loan.

        (c) USE OF LOAN PROCEEDS. The Trustee shall use the proceeds of an Exempt Loan, within a reasonable time after their receipt by the Plan, only for one or more of the following purposes: (i) to acquire Company Stock; (ii) to repay the Exempt Loan; or (iii) to repay a prior Exempt Loan. Until the proceeds of an Exempt Loan are used as described in the preceding sentence, the Trustee may invest such proceeds in cash or cash equivalents or other short-term investments in accordance with subsection (j), below. The Trustee shall pay no more than "adequate consideration" (within the meaning of section 3(18) of ERISA) for any Company Stock acquired with the proceeds of an Exempt Loan.

        (d) SUSPENSE ACCOUNT. Financed Shares acquired by the Plan with the proceeds of an Exempt Loan shall be allocated to a Suspense Account. Such Financed Shares shall be released from the Suspense Account only as the Trustee makes payments on the Exempt Loan, and (to the extent not used to pay Plan expenses in accordance with subsection (g)(vi), below) shall be allocated to:

                (i) the Employee Contribution Accounts of Participants (but only to the extent Employee Contributions are used to repay the Exempt Loan),

                (ii) the Matching Contribution Accounts of Participants who are eligible for a Matching Contribution under Section 4.03, and

                (iii) to the Matching Contribution Account, Employee Contribution Account, or Additional Employer Contribution Account, as the case may be, of Participants who are eligible under Section 9.02(b) to receive an allocation to replace dividends that were used to repay the Exempt Loan.

In addition, before January 1, 2000, such Financed Shares may have been allocated to the Additional Employer Contribution Accounts of Participants on whose behalf an Additional Employer Contribution was made (but only to the extent Additional Employer Contributions were used to repay the Exempt Loan).

        (e) AMOUNT OF RELEASE. The number of Financed Shares to be released from the Suspense Account in each Plan Year for allocation pursuant to subsections (d) and (g) of this Section 9.01 shall be determined according to the method set forth in paragraph (i), below, unless the Company expressly provides that the method set forth in paragraph (ii), below, shall apply with respect to a particular Exempt Loan.

                (i) GENERAL RULE. The number of Financed Shares held in the Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for that Plan Year, and the denominator of which is the sum of the numerator plus the total payments of principal and interest on the Exempt Loan projected to be made for all future Plan Years. The number of future Plan Years under the Exempt Loan shall be determined without regard to possible extensions or renewal periods, and the interest to be paid in future Plan Years shall be computed by using the interest rate in effect as of the end of the current Plan Year.

                (ii) SPECIAL RULE. The Company may direct at the time the Exempt Loan is obtained (or the terms of the Exempt Loan may provide) that Financed Shares will be released from the Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Exempt Loan. This method may be used only to the extent that the following conditions are satisfied: (A) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Exempt Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Exempt Loan repayment period does not exceed ten years, even in the event of a renewal, extension, or refinancing of the Exempt Loan.

The mere refinancing of an Exempt Loan shall not cause the release of Financed Shares from a Suspense Account.

        (f) REPAYMENT OF EXEMPT LOAN. The payments of principal and interest on an Exempt Loan (other than payments made pursuant to subsection (h), below, by reason of a default) shall be made by the Trustee (as directed by the Committee) only from Employer contributions made pursuant to Section 4.03 (other than contributions of Company Stock), from Employee Contributions, from earnings attributable to such Employer contributions and Employee Contributions, and from any dividends received by the Trust on the Company Stock acquired with the proceeds of the Exempt Loan and held by the Plan (including earnings on such dividends). The Trustee shall account separately for such Employer contributions, Employee Contributions, earnings, and dividends until the Exempt Loan is repaid. To the extent that dividends on Company Stock are used to repay the Exempt Loan in accordance with
Section 9.02, such dividends shall be used first to repay the principal amount of the Exempt Loan; dividends shall be used to pay interest on the Exempt Loan only to the extent that the aggregate amount of the dividends used to repay the Exempt Loan in any Plan Year exceeds the amount of the principal payment due on the Exempt Loan for that Plan Year.

        (g) ALLOCATIONS TO ACCOUNTS. The Company Stock that is released from a Suspense Account for any Plan Year shall be allocated to Participants' Accounts (as of the end of the Plan Year for which they are released) as follows:

                (i) Each Participant's Employee Contribution Account shall be credited with Company Stock whose value (determined as of the Valuation Date coincident with or next preceding the date of allocation to the Employee Contribution Account) equals the value of the Participant's Employee Contributions during such Plan Year that were used to repay the Exempt Loan;

                (ii) Each Participant's Matching Contribution Account shall be credited with Company Stock whose value (determined as of the Valuation Date coincident with or next preceding the date of allocation to the Matching Contribution Account) equals the value of the Matching Contribution that such Participant is eligible to receive under Section 4.03 for the Plan Year;

                (iii) Each Participant's Employee Contribution Account shall be credited with Company Stock whose value (determined as of the Valuation Date coincident with or next preceding the date of allocation to the Employee Contribution Account), equals the value of the cash dividends used to repay an Exempt Loan, to the extent that such dividends were paid with respect to the Company Stock allocated to the Participant's Employee Contribution Account as of the record date for such dividend;

                (iv) Each Participant's Matching Contribution Account shall be credited with Company Stock whose value (determined as of the Valuation Date coincident with or next preceding the date of allocation to the Matching Contribution Account), equals the value of the cash dividends used to repay an Exempt Loan, to the extent that such dividends were paid with respect to the Company Stock allocated to the Participant's Matching Contribution Account for the Plan Year;

                (v) Each Participant's Additional Employer Contribution Account shall be credited with Company Stock whose value (determined as of the Valuation Date coincident with or next preceding the date of allocation to the Additional Employer Contribution Account), equals the value of the cash dividends used to repay an Exempt Loan, to the extent that such dividends were paid with respect to the Company Stock allocated to the Participant's Additional Employer Contribution Account as of the record date for such dividend; and

                (vi) Any remaining Company Stock shall be used to pay expenses of the Plan as provided in Section 10.03. Any remaining Company Stock that is not used to pay expenses shall be used to provide an additional Matching Contribution for the Plan Year, calculated by increasing the matching percentage specified in Section 4.03(a) to the extent necessary to provide for the allocation of the Company Stock to Participants' Accounts. Any such remaining Company Stock that cannot be allocated to a Participant as described in the preceding sentence on account of the contribution limits set forth in Section
4.04 or 4.06 shall be allocated to each other Participant (regardless of whether he made Employee Contributions for the Plan Year), in the same proportion that his Compensation for such Plan Year bears to the Compensation for such Plan Year of all other Participants eligible for an allocation pursuant to this sentence.

If the Common Stock released from a Suspense Account for any Plan Year is not sufficient to provide the allocations described in paragraph (ii), (iii), (iv), or (v), above, the Employer shall make an additional contribution to the Plan in an amount sufficient to complete such allocations. The total amount of any forfeitures arising pursuant to Section 5.02 for a Plan Year, to the extent that such forfeitures have not previously been allocated to a Participant's Account or used to repay an Exempt Loan, shall be treated as part of the additional contribution described in the preceding sentence. An additional contribution made in order to provide the allocation described in paragraph (ii), above, shall be treated as a Matching Contribution, in accordance with Section 4.03; an additional contribution made in order to provide the allocation described in paragraph (iii), (iv), or (v), above, shall be treated as a dividend.

        (h) REQUIREMENTS IN THE EVENT OF DEFAULT. In the event of default on the Exempt Loan, the value of the Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. If the lender is a party in interest (as defined in section 3(14) of ERISA) or a disqualified person (as defined in section 4975(e)(2) of the US Code), the Exempt Loan shall provide for a transfer of Plan assets on default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan; provided that a party in interest or disqualified person shall not be considered a "lender" for the purposes of this sentence solely because such party in interest or disqualified person guaranteed the Exempt Loan.

        (i) PUT OPTIONS. Except as otherwise provided in Section 7.03, no employer security acquired with the proceeds of an Exempt Loan shall be subject to a put, call, or other option, or to a buy-sell or similar arrangement, while it is held by and when it is distributed from the Plan. The provisions of this subsection (i) shall apply whether or not the Plan is an employee stock ownership plan at the time the security is held or distributed.

        (j)     LIMITATION. Nothing in this Section 9.01 or otherwise in this
Article IX shall be construed to prevent the Trustee from retaining in cash or cash equivalents or other short-term investments (i) the proceeds of any Exempt Loan, until such proceeds are used to acquire Company Stock, or to repay all or any portion of an Exempt Loan; (ii) cash dividends received on Company Stock held in the Exempt Loan Shares Fund until such dividends are applied to repay an Exempt Loan or are invested in Company Stock; and (iii) such other amounts as may be required for the proper administration of the Trust.

        SECTION 9.02 PAYMENT OF DIVIDENDS.

        (a) To the extent determined by the Company, cash dividends on shares of Company Stock held under the Plan shall be used to make payments on an Exempt Loan, provided that the cash dividend is paid with respect to Company Stock that (i) is held by the Plan on the record date for such dividend and (ii) was acquired with the proceeds of the Exempt Loan (or with the proceeds of a prior Exempt Loan that has been refinanced by the current Exempt Loan). This subsection (a) shall apply both to dividends paid with respect to Company Stock that is allocated to the Exempt Loan Shares Fund portion of the Company Stock Fund and to dividends paid with respect to Company Stock that is held in a Suspense Account.

        (b) To the extent that any dividend is paid with respect to Company Stock that is allocated to a Participant's Account on the record date for such dividend, and such dividend is used to make a payment on an Exempt Loan in accordance with subsection (a), above, Company Stock with a fair market value not less than the amount of the dividend shall be allocated to the Participant's Account for the Plan Year for which the dividend would have been allocated to the Participant's Account.

                                    ARTICLE X

                                 ADMINISTRATION

        SECTION 10.01 THE COMMITTEE.

        (a) The Board shall appoint a Committee consisting of at least five persons and may adopt rules for the operation of the Committee. Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board. Any person appointed to be a member of the Committee shall signify his acceptance in writing to the Board. Any member of the Committee may resign by delivering his written resignation to the Board and such resignation shall become effective upon such delivery or upon any date specified therein. The Board shall select the Committee Chairman, Vice Chairman and Secretary (who may, but need not, be a member of the Committee) to keep its records and to assist it in the doing of any act or thing to be done or performed by the Committee. A member of the Committee shall serve until a successor is appointed, until he is removed by the Board, or until he resigns from the Committee.

        (b) The Committee shall have authority to adopt such further rules, not inconsistent with any rules adopted by the Board, as the Committee may find appropriate. A majority of the members of the Committee, at the time in office, shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office. The members of the Committee shall not receive compensation from assets of the Plan, or otherwise, for serving as Committee members.

        (c) The Committee shall be the administrator of the Plan within the meaning of section 3(16)(A) of ERISA. The Committee is a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities herein allocated to it.

        (d) The Committee shall have such powers as may be necessary or appropriate to enable it to administer the Plan, except for powers vested in the Company, the Trustee, or any investment managers appointed under the Plan. The powers of the Committee shall include, but shall not be limited to, the discretionary authority to interpret the Plan, to make findings of fact under the Plan, to adopt rules and regulations for the administration of the Plan, and to decide any and all matters arising hereunder, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms. The Committee's determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

        (e) To the extent that the administrative powers or duties of the Committee are properly delegated to any other individual or entity pursuant to
Section 10.02, such other individual or entity shall have discretionary authority, as described in subsection (d), above, to exercise such powers or duties.

        SECTION 10.02 DELEGATION OF AUTHORITY AND ADVISORS. The Committee may delegate authority with respect to certain matters to officers or employees of the Company or the Affiliates, to the Trustee, or to any other person, and the Committee may allocate its responsibilities among its members. Any delegation or allocation pursuant to this Section 10.02 shall be made in writing. The Committee also may employ one or more persons to render advice to it with regard to any responsibility it has under the Plan or Trust. The compensation of such person or persons shall be fixed by the Committee.

        SECTION 10.03 EXPENSES. Any reasonable expenses of administering the Plan, including the fees and expenses of the Trustee, shall be paid from the Trust Fund except to the extent that such expenses are paid by the Company or an Affiliate. Expenses paid from the Trust shall be paid from amounts attributable to Employer contributions, forfeitures arising pursuant to Section 5.02 (to the extent that such forfeitures have not previously been allocated to a Participant's Account or used to repay an Exempt Loan), and from investment earnings of the Trust.

        SECTION 10.04 COMMUNICATION BY COMMITTEE. Decisions and directions of the Committee may be communicated to the Trustee, a Participant, a Beneficiary, the Company, or any other person who is to receive such decision or direction by a written document signed by a person so authorized, and such decision or direction of the Committee may be relied upon by the recipient as being the decision or direction of the Committee.

        SECTION 10.05 REPORTS OF THE COMMITTEE. The Committee shall report to the Board, no less often than annually, on the performance of its responsibilities and on the performance of any persons to whom any of it powers and responsibilities may have been delegated pursuant to Section 10.02.

        SECTION 10.06 RELIANCE AND INDEMNIFICATION OF THE COMMITTEE.

        (a) The Committee, its members, and its appointed delegates shall be entitled to rely upon all information, data, statistics, and analyses furnished by any consultant or recordkeeper, upon all certificates and reports made by any accountant or investment counsel, and upon all opinions given by legal counsel.

        (b) The Company shall indemnify the Committee, each member of the Board, and any employee of the Company or an Affiliate to whom a fiduciary responsibility with respect to the Plan is allocated or delegated, from and against all liabilities, costs and expenses incurred by such person as a result of an act omission or conduct in connection with the performance of his fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except with respect to liabilities and claims arising from such person's own willful misconduct or gross negligence. The Company may obtain, pay for and maintain a policy or policies of insurance, the proceeds of which may be used in satisfying its obligations under this Section 10.06.

        SECTION 10.07 REQUIRED INFORMATION. Any person eligible to receive benefits hereunder shall furnish to the Committee any information or proof requested by the Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Committee. If any person claiming benefits under the Plan makes a false statement that is material to a claim for benefits, any amount paid to such person to which he was not entitled under the provisions of the Plan may be offset against any future payments to such person.

        SECTION 10.08 QUALIFIED DOMESTIC RELATIONS ORDERS. The Committee shall establish written procedures to determine the qualified status of domestic relations orders and to administer distributions under qualified domestic relations orders (as that term is defined in section 206(d) of ERISA and section 414(p) of the US Code). Such procedures shall be consistent with any regulations prescribed under section 206(d) of ERISA and sections 401(a)(13) and 414(p) of the US Code. A determination by the Committee that a domestic relations order constitutes a qualified domestic relations order shall be binding and conclusive as to all parties thereto.

        SECTION 10.09 MULTIPLE FUNCTIONS. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan in accordance with section 402(c)(1) of ERISA. Except as otherwise provided herein or required by law, each person or entity shall have only those powers and duties that are specifically assigned to it herein or in the Trust Agreement, and no person or entity shall incur liability because of improper performance or nonperformance of powers or duties assigned to another person or entity.

                                   ARTICLE XI

                                  CLAIMS REVIEW

        SECTION 11.01 CLAIMS FOR BENEFITS. Any claim for benefits by a Participant or anyone claiming through a Participant under the Plan shall be delivered in writing by the claimant (or his authorized representative) to the Committee. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Committee shall grant or deny the claim. If the claim is denied in whole or in part, the Committee shall give written notice to the claimant setting forth: (a) the reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days after receipt of the claim; provided that such period of time may be extended, if special circumstances should require, for an additional 90 days commencing at the end of the initial 90-day period. Written notice of any such extension shall be given to the claimant before the expiration of the initial 90-day period and shall indicate the special circumstances requiring the extension and the date by which the final decision is expected to be rendered.

        SECTION 11.02 APPEALS PROCEDURE. A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days following his receipt of the denial, request a review of such denial by filing a written notice of appeal with the Committee. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Committee. The Committee may decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth: (a) the specific reasons for the decision and (b) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within a period of time not exceeding 60 days after receipt of the request for review; except that, if special circumstances (including, but not limited to, the need to hold a hearing) should require, such period of time may be extended for an additional 60 days commencing at the end of the initial 60-day period. Written notice of any such extension shall be provided to the claimant prior to the expiration of the initial 60-day period. The decision of the Committee shall be final and conclusive on all persons.

                                   ARTICLE XII

                                 THE TRUST FUND

        SECTION 12.01 AGREEMENT AND DECLARATION OF TRUST. The Company shall enter into a Trust Agreement with the Trustee, and any and all rights or benefits accruing to any person under the Plan with respect to any contributions deposited pursuant to the Trust Agreement shall be subject to all the terms and provisions of the Trust Agreement. Except to the extent otherwise permitted by applicable law, all the assets of the Plan held by the Trustee pursuant to the Trust Agreement shall be held for the exclusive benefit of Participants and their Beneficiaries under the Plan and the payment of reasonable expenses of administering the Plan in accordance with Section 10.03, and no part of the Trust Fund shall revert to the Employer or be used for or diverted to any other purpose, except as provided in Section 12.06 or 14.02, prior to the satisfaction of all liabilities in respect of Participants and their Beneficiaries under the Plan.

        SECTION 12.02 TRUSTEE. The Trustee shall be appointed from time to time by the Company by appropriate instrument, with such powers in the Trustee as to investment, reinvestment, control and disbursement of the funds of the Plan as the Company shall approve and as shall be in accordance with the Plan. The Company may remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Company shall designate a successor Trustee, subject to the terms of the Trust Agreement.

        SECTION 12.03 AUTHORITY OF TRUSTEE. The Trustee may temporarily hold the monies applicable to the purchase of assets for the investment funds under the Plan pending investment in the types of assets of each such fund in cash, or it may deposit them at reasonable rates of interest with banks, including deposits with a fiduciary of the Plan, and may invest in short-term United States Government obligations, commercial paper, or other instruments selected by the Committee or the Trustee or identified in the Trust Agreement.

        SECTION 12.04 TRUSTEE ACCOUNTS. The Trustee shall be directed by the Committee or its designee to segregate the assets of the Plan into separate accounts such as shall enable the Committee to administer properly the provisions of the Plan.

        SECTION 12.05 DISBURSEMENT OF ASSETS. The Committee shall determine the manner in which the assets of the Plan shall be disbursed, including the form of voucher or warrant to be used in making disbursements and the due qualification of persons authorized to approve and sign the same, subject to the provisions of the Trust Agreement.

        SECTION 12.06 RETURN OF CONTRIBUTIONS. To the extent permitted by ERISA, the Trustee shall return assets of the Plan to the Employer in the following circumstances:

        (a) All contributions to the Plan made directly by the Employer are conditioned on their deductibility under section 1023(n) of the PR Code and section 404 of the US Code for the taxable year with respect to which the contributions are made. If a current deduction is disallowed with respect to any portion of a contribution for such taxable year, the Trustee shall, at the request of the Company, return the nondeductible portion of the contribution within one year after the disallowance of the deduction. Earnings attributable to the nondeductible contribution shall not be returned to the Employer, and any losses attributable to such contribution shall reduce the amount returned.

        (b) If any portion of a contribution is made by the Employer by mistake of fact, the Trustee shall, at the request of the Company, return the mistaken portion of the contribution within one year after the Trust receives the contribution. Earnings attributable to the mistaken contribution shall not be returned to the Employer, and any losses attributable to such contribution shall reduce the amount returned.

        (c) All contributions to the Plan are conditioned on and subject to determinations as to the initial qualification of the Plan under section 1165(a) of the PR Code and section 401(a) of the US Code. In the event that the Plan fails to receive such determinations of initial qualification, all contributions shall be returned to the Employer within one year after the denial of qualification or the refusal to issue a determination of qualification.

        SECTION 12.07 AUTHORITY OF TRUSTEE GENERALLY. Except as otherwise provided herein, the authority of the Trustee with respect to the Trust Fund shall be subject to the terms of the Trust Agreement.

                                  ARTICLE XIII

                            AMENDMENT AND TERMINATION

        SECTION 13.01 AMENDMENT. The Company reserves the right at any time, and from time to time, by action of the Board, to modify or amend in whole or in part, any or all of the provisions of the Plan, either prospectively or retroactively. Except as permitted by applicable law, no such amendment or modification shall have the effect of reducing the accrued benefits of Participants or their Beneficiaries or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable Plan administration expenses prior to the satisfaction of all liabilities in respect of Participants and their Beneficiaries under the Plan. Except to the extent otherwise required by applicable law, or to the extent expressly provided in a particular amendment to the Plan, any individual who does not complete at least one hour of active employment with the Company or an Affiliate on or after the effective date of any amendment to the Plan shall have his benefits, if any, determined only in accordance with the provisions of the Plan as in effect before the effective date of such amendment. The Committee's modification of any written administrative procedures under the Plan (including, but not limited to, claims procedures, and qualified domestic relations order procedures) shall not be deemed to be an amendment of the Plan.

        SECTION 13.02 TERMINATION OR PARTIAL TERMINATION. While the Company has established the Plan with the expectation that it will be continued indefinitely, the Company reserves the right, by action of the Board, to terminate or partially terminate the Plan at any time. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the Accounts of Participants or their Beneficiaries affected by the termination, partial termination, or complete discontinuance of contributions, as the case may be, shall be nonforfeitable. If the Plan shall be terminated by the Company, the interest of each Participant or Beneficiary in his Accounts shall be distributed at the time and in the manner determined by the Committee; provided that if an Exempt Loan remains outstanding upon the complete termination of the Plan, the Company shall direct the Trustee, prior to making final allocations of Plan assets, to pay the accrued principal and interest on the Exempt Loan and to prepay the remaining principal balance of the Exempt Loan with the shares of Company Stock held in the Suspense Account or with the proceeds of a sale or other disposition of such Company Stock.. No termination or partial termination of the Plan shall have the effect of reducing the accrued benefits of Participants or their Beneficiaries or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable Plan administration expenses prior to the satisfaction of all liabilities in respect of Participants and their Beneficiaries under the Plan.

        SECTION 13.03 MERGERS, CONSOLIDATIONS, AND TRANSFERS INTO AND OUT OF THE PLAN. The Plan may be merged into or consolidated with another plan, its assets or liabilities may be transferred to another plan, or the assets or liabilities of another plan may be transferred to this Plan. To the extent that section 401(a)(12) or 414(l) of the US Code is applicable and in accordance therewith, no such merger, consolidation, or transfer shall be consummated unless each Participant and Beneficiary under the Plan would, if the resulting plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated. The preceding sentence shall not apply if such alternative requirements that may be imposed by the regulations under section 414(l) of the US Code are satisfied.

        SECTION 13.04 DESIGN DECISIONS. Decisions regarding the design of the Plan (including any decision to amend or terminate the Plan in accordance with Article XIII, any decision to obtain, modify, or refinance an Exempt Loan, and any decision regarding the extent to which dividends on shares of Company Stock shall be used to repay an Exempt Loan pursuant to Section 9.02) shall be made in a settlor capacity and shall not be governed by the fiduciary responsibility provisions of ERISA.

                                   ARTICLE XIV

                                  MISCELLANEOUS

        SECTION 14.01 INCAPACITY OF PARTICIPANT. If the Committee shall find that a Participant or other person entitled to receive payment of benefits under the Plan is unable to manage his own affairs because of illness or accident or is a minor, the Committee may direct that any benefit payment due him, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to a court of general jurisdiction. Any such payment shall be a complete discharge of the liabilities of the Plan therefor.

        SECTION 14.02 NONALIENATION OF BENEFITS. Except as otherwise provided by law or pursuant to a "qualified domestic relations order" (as defined in section 206(d) of ERISA and section 414(p) of the US Code), the interest of any Participant or Beneficiary in the Trust Fund shall not be subject in any manner to anticipation, alienation sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, sell, transfer, assign pledge, encumber or charge any such distribution payment voluntarily or involuntarily, the Committee, in its discretion, may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Committee shall direct. This
Section 14.02 shall not be construed in a manner that would impose limitations that are more stringent than those required by section 206(d) of ERISA and sections 401(a)(13) and 414(p) of the US Code. Thus, this Section 14.02 shall not restrict the alienation, transfer, assignment, or encumbrance of any benefit or payment under the Plan to the extent such alienation, transfer, assignment, or encumbrance is permitted under section 206(d) of ERISA and sections 401(a)(13) and 414(p) of the US Code.

        SECTION 14.03 VOTING AND TENDERING OF COMPANY SECURITIES.

        (a) For the purposes of voting or responding to bona fide offers with respect to the Company securities held by the Plan (including Company securities that are held in the Trust or in a suspense account and are not allocated to a Participant's Account), each Participant and Beneficiary whose account is invested in whole or in part in Company securities shall be a "named fiduciary" within the meaning of section 403(a)(1) of ERISA. The Trustee shall follow the proper directions of the Participants and Beneficiaries with respect to such securities in the manner described in this Section 14.03.

        (b) Before each annual or special meeting of shareholders of the Company, there shall be sent to each Participant or Beneficiary to whom Company securities are allocated under the Plan a copy of the proxy solicitation material for the meeting, if any, together with a form requesting instructions to the Trustee on how to vote the Company Stock and other voting securities of the

Company credited to his Account. Upon receipt of such instructions, the Trustee shall vote the securities as instructed.

        (c) To the extent permitted by applicable law, the Trustee shall vote the securities for which no voting instructions are received (including securities that are not allocated to the Account of a Participant or Beneficiary) in accordance with the voting instructions it receives with respect to a plurality of the securities for which it receives voting instructions.

        (d) In the event that a bona fide offer (such as a tender offer or exchange offer) shall be made to acquire any equity securities of the Company held by the Trustee, each Participant and Beneficiary shall be entitled to direct the Trustee as to the disposition of the securities (including fractional shares) credited to his Account and to direct the Trustee to take other solicited action on his behalf (excluding the voting of such securities) with respect to the securities allocated to his Account. The Company, with the cooperation of the Trustee, shall use its best efforts to provide each Participant and Beneficiary to whom this subsection (d) may apply with a copy of any offer solicitation material generally available to members of the public, if any, who hold the securities affected by the offer, or with such other written information as the offeror may provide. Such material shall be provided with a form requesting instructions to the Trustee as to the disposition under the offer of the securities allocated to each Account. Upon receipt of such instructions from the Participant or Beneficiary, the Trustee shall respond to the offer in accordance with such instructions with respect to the securities allocated to the Participant's or Beneficiary's Account.

        (e) To the extent permitted by applicable law, the Trustee shall respond to an offer described in subsection (d), above, with respect to securities for which no instructions are received (including securities that are not allocated to a Participant's or Beneficiary's Account) in accordance with the voting instructions it receives with respect to a plurality of the securities for which it receives voting instructions.

        (f) In the case of Company securities that previously had been allocated to an Account under the Plan, the proceeds received upon the acceptance of any offer described in subsection (d), above, shall be invested by the Trustee as directed by the Committee. In the case of Company securities that previously had not been allocated to an Account under the Plan, the proceeds received upon the acceptance of an offer described in subsection (d), above, shall be used to repay an outstanding Exempt Loan, reinvested in Company securities, or allocated to Participants or Beneficiaries in a manner directed by the Committee.

        (g) To the extent not inconsistent with the foregoing provisions of this Section 14.03, Company securities shall be voted in accordance with the terms of the Trust Agreement.

        SECTION 14.04 EMPLOYMENT RIGHTS. The Plan shall not be deemed to constitute a contract between the Company or any Affiliate and any Employee or other person, whether or not in the employ of the Company or an Affiliate, nor shall anything herein contained be deemed to give an Employee or any other person, whether or not in the employ of the Company or an Affiliate, any right to be retained in the employ of the Company or an Affiliate, or to interfere with the right of the

Company or an Affiliate to discharge an Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant in the Plan, or any right to any payment whatsoever, except to the extent expressly provided for herein.

        SECTION 14.05 LIMITATION ON EMPLOYER LIABILITY. No person shall have any right or interest in the Trust Fund other than as provided herein. All benefits under the Plan shall be paid or provided solely from the Trust Fund and neither the Company nor any Affiliate assumes any responsibility therefor. Any final payment or final distribution to any Participant or Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee, the Company, the Affiliates, the Board and any fiduciary with respect to the Plan or Trust. The Trustee or the Committee may require any Participant or Beneficiary to execute a receipt and a general release of any and all such claims upon a final payment or final distribution, or a receipt to the extent of any partial payment or partial distribution.

        SECTION 14.06 TOP-HEAVY REQUIREMENTS.

        (a) This Section 14.06 shall apply only if the Plan becomes Top-Heavy. The Plan shall be deemed to be "Top-Heavy" if, as of the Determination Date and Valuation Date coincident therewith, either (1) the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Employees, or (2) it is included in a Required Aggregation Group for which the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group, exceeds 60% of the analogous sum determined for all Employees. The determination of whether a Plan is Top-Heavy shall be made in accordance with section 416(g) of the US Code and the regulations thereunder. If the Plan is Top-Heavy as of any Determination Date, subsections (c) through (f) of this Section 14.06 shall become effective as of the first day of the Plan Year following that Determination Date.

        (b) DEFINITIONS. For purposes of this Section 14.06, the following definitions shall apply, and shall be interpreted in accordance with section 416 of the US Code: "Compensation" means compensation within the meaning of United States Treasury Regulation Section 1.415-2(d)(2), excluding amounts listed in United States Treasury Regulation Section 1.415-2(d)(3) (but including amounts described in section 415(c)(3)(D) of the US Code). "Determination Date" means, with respect to any Plan Year, the last day of the next preceding Plan Year. "Company" means the Company (as defined in Article II and any Affiliate. "Key Employee" means any participant (or, for purposes of subsections (a) and (b) of this Section 14.06), any beneficiary thereof) in a Company Plan who, at any time during the Plan Year or any of the four next preceding Plan Years, meets the criteria set forth in section 416(i)(1) of the US Code. "Required Aggregation Group" means one or more Company Plans comprising each Company Plan in which a Key Employee is a participant and each Company Plan that enables any Company Plan in which a Key Employee is a participant to meet the requirements of section 401(a)(4) or 410 of the US Code. "Top-Heavy Year" means a Plan Year for which the Plan is deemed to be Top-Heavy. "Company Plan" means any defined contribution plan or defined benefit plan (including any terminated plan) of the Company. Unless otherwise specified herein, other terms used in this Section
14.06 have the respective meanings ascribed



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

thereto by the other provisions of the Plan. References in this Section 14.06 to provisions "hereof" refer to the provisions of this Section 14.06.

        (c) MINIMUM CONTRIBUTION REQUIREMENTS. As of the last day of each Top-Heavy Year, the Employer shall make, for each Participant, (1) the Employer contributions it otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (2) contributions for such Top-Heavy Year that, when added to the contributions made by the Company for such Participant (and any forfeitures allocated to his accounts) for such Top-Heavy Year under all other defined contribution plans of the Company, aggregate the lesser of (i) 3% of his Compensation or (ii) the percentage of Compensation at which contributions are made under the Plan for the Top-Heavy Year for the Key Employee for whom the percentage is the highest for such Top-Heavy Year; provided that the Plan shall meet the requirements of subsections (c) and (d) hereof without taking into account Employee Contributions or other Employer contributions attributable to a salary reduction or similar arrangement, and the Employer shall not make contributions to the Plan that, in the aggregate, exceed its then current or accumulated earnings.

        (d) VESTING REQUIREMENTS. Effective as of the first day of any Top-Heavy Year, a Participant who has completed three years of continuous service, and who is credited with an hour of service in such Top-Heavy Year, shall be fully vested in his Additional Employer Contribution Account and Matching Contribution Account. Any amount vested pursuant to this subsection (d) shall not be forfeitable under provisions that otherwise would be permitted by section 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions) of the US Code. Further, if the Plan ceases to be Top-Heavy, thus necessitating a change in the Plan's benefit structure (including the vesting schedule outlined in the first sentence of this subsection (d)), any Participant who has three or more years of service shall be permitted to elect to remain under the vesting schedule outlined in the first sentence of this subsection
(d).

        (e) MODIFICATION OF AGGREGATE LIMITATIONS. For each Top-Heavy Year, in determining the "defined benefit plan fraction" and "defined contribution plan fraction" under Section 4.04(b), paragraphs (2)(B) and (3)(B) of section 415(e) of the US Code shall be applied by substituting "1.0" for "1.25" therein. This subsection (e) shall cease to apply with respect to Plan Years beginning after December 31, 1999.

        SECTION 14.07 WITHHOLDING TAXES. The Committee may make any appropriate arrangements to deduct or to have deducted from all amounts paid under the Plan any taxes reasonably determined to be required to be withheld by any government or government agency. The Participant, Beneficiary, or other recipient, as the case may be, shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

        SECTION 14.08 ENGLISH AS OFFICIAL LANGUAGE. For the convenience of Participants and Beneficiaries and any and all other persons with rights, powers, or duties under the Plan, the English language Plan document text may be translated from time to time at the direction of the Committee into Spanish or other languages. However, the language of the official Plan document text shall be English, and the rights, powers, and duties of any person under the Plan shall be determined solely by reference to the official Plan document text.

        SECTION 14.09 GOVERNING LAW. The Plan shall be construed, administered and regulated in accordance with the provisions of ERISA and, to the extent not preempted thereby, in accordance with the laws of Puerto Rico, determined without regard to its choice of law rules.

                                    * * * * *




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